Exhibit 99(a)

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

i

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

CONTINUED

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

CONTINUED

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

CONTINUED

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

CONTINUED

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HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

CONTINUED

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

This Plan, executed by HUGHES ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter “Hughes”), evidences the terms of an amendment to and comprehensive restatement of the Hughes Salaried Employees Thrift and Savings Plan, formerly known as the Hughes Aircraft Company Salaried Employees Thrift and Savings Plan originally effective on March 1, 1968, and subsequently amended from time to time thereafter.

Effective as of June 1, 1998, the Hughes Thrift and Savings Plan originally adopted on November 28, 1989, and subsequently amended from time to time thereafter, is merged into this Plan.

Except for limited in service withdrawals under Section 5.05, participant loans under Section 5.09, and withdrawals following age 59-1/2 under Section 5.11 that apply to all former Participants, the rights of any person who terminated employment or who retired on or before the effective date of a particular amendment, including such person’s eligibility for benefits and the time and form of benefits, if any, that will be paid, shall be determined solely under the terms of the Plan as in effect on the date of such person’s Separation from the Service or Retirement, unless such person is thereafter reemployed and again becomes a Participant.

Each Exhibit attached hereto is incorporated by reference and forms an integral part of the Plan. The terms of the Plan unless specifically provided otherwise are intended to comply with Sections 401(a) and 401(k) of the Internal Revenue Code, but are not intended to provide any other substantive rights to Employees who incur a Separation from the Service prior to the date of execution (unless legally required to do so), and accordingly are for that purpose effective January 1, 2002, unless indicated otherwise, and are as follows:

ARTICLE I

DEFINITIONS

Section 1.01 - General

Whenever any of the following terms are used in the Plan with the first letter or letters capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

Section 1.02 - Account

“Account” of a Participant means the account or accounts in the Trust Fund established in accordance with Section 4.01.

Section 1.03 - Administrator

“Administrator” means Hughes acting through its officers or their delegates, and not through its Board, except that during such time as the Committee is in existence, such Committee shall be the Administrator. The Administrator shall function as provided in the Plan, the Trust Agreement and ERISA.

Section 1.04 - Anniversary Date

“Anniversary Date” of a Participant means an anniversary of his first day on the job after his first employment by a Company while a Company, or an anniversary of his first day on the job following his most recent reemployment by a Company.

Section 1.05 - Beneficiary

“Beneficiary” means a person or trust designated in writing on forms supplied by the Administrator and delivered prior to death to the Administrator from time to time by a Participant or Former Participant in accordance with Section 7.03 to receive Benefits in the event of his death, or by an alternate payee under a qualified domestic relations order under Section 414(p) of the Code and in accordance with Section 9.06(c), as provided herein; or if no effective designation is made, then Beneficiary means either his spouse or if there is no spouse, the estate of the decedent.

Section 1.06 - Board

“Board” means the Board of Directors of Hughes acting as such or by and through its Executive Committee.

Section 1.07 - Break in Service Year

“Break in Service Year” of an Employee or former Employee means a period of fifty-three (53) weeks (using his regular payroll period) ending with the period in which his Anniversary Date falls, if:

(a) at the end of such period he is not an Employee,

(b) such period ends before his Retirement, and

(c) during such period he did not have more than five hundred (500) Hours of Service.

For purposes of determining whether a Break in Service Year has occurred for vesting and eligibility purposes, an Employee who is absent from work that commences for maternity or paternity reasons, or as allowed under the Family and Medical Leave Act of 1993, shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes hereof, an absence from work which commences for maternity or paternity reasons means an absence by reason of pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited hereunder for maternity or paternity reasons shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service Year in that period, or in all other cases, in the following computation period.

Section 1.08 - Business Day

“Business Day” means any day that the New York Stock Exchange is open for business.

Section 1.09 - Class H Common Stock

“Class H Common Stock” means General Motors Corporation Class H Common Stock, $0.10 par value, contained in Article Fourth of the Restated Certificate of Incorporation and received by the Plan upon recapitalization by General Motors Corporation.

Section 1.10 - Class H Common Stock Fund

“Class H Common Stock Fund” means effective June 1, 1998, a fund invested primarily in Class H Common Stock and cash or cash equivalents. The investment objective of the Class H Common Stock Fund is long-term growth of the Fund through the appreciation of Class H Common Stock and receipt, if any, of cash and stock dividends.

Section 1.11 - Code

“Code” means the Internal Revenue Code of 1986 as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

Section 1.12 - Combined Continuous Participation

“Combined Continuous Participation” of a Participant means the aggregate of his Continuous Participation in this Plan and in the Hughes Savings Plus Plan (hereinafter “Hughes Savings Plus Plan”), provided that the periods of Continuous Participation are not separated by a voluntary quit or discharge from employment, or by a resignation from either of the plans, or by a failure to make a timely application in accordance with Section 2.01(c).

Section 1.13 - Committee

“Committee” means an Administrative Committee appointed by Hughes under Section 9.03.

Section 1.14 - Company or Companies

As the context requires, “Company” or “Companies” means any entity, including (but not limited to) any corporation, partnership, limited liability company, joint venture or the like, listed on the signature page of the Plan or Exhibit A, any entity which subsequently adopts the Plan as a whole or as to one or more divisions in accordance with Section 12.14, and any successor entity in accordance with Section 12.06. The Companies shall act with respect to the Plan through the officers of Hughes or their delegates and not through their boards of directors or applicable authorized person or persons.

Section 1.15 - Compensation

(a) Except as used in Sections 3.04 and 11.03, “Compensation” means the aggregate amount paid by the Companies to a Participant as regular base salary, including amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.0l(b), as well as amounts deferred by a Participant to the flexible spending account in a Company cafeteria plan under Section 125 of the Code, or other payments of like nature, as well as amounts paid as paid time off, commissions, military pay differential, Call Center incentive bonuses, and under the Hughes Annual Incentive Plan, the Hughes Results Sharing Plan, the Hughes Investment Management Company Incentive Plan, as well as awards under the Hughes Subsidiary Incentive Plan, (or any successor plans of the foregoing) but without inclusion of any overtime compensation, shift differentials, foreign service premiums (including mobility allowances), per diem, royalties, payments in lieu of paid time off, benefits from the Hughes Employee Transition Assistance Plan, the Hughes Supplemental Employee Retirement Plan, the Hughes Long-Term Achievement Plan, the Hughes Subsidiary Long-Term Performance Plan, the Hughes Executive Deferred Compensation Plan, all stock based incentive awards, including but not limited to, the Hughes Electronics Corporation Incentive Plan and the General Motors Stock Incentive Plan, the General Motors Performance Achievement Plan, as well as any similar type incentive plans as determined from time to time by Hughes, subject to the following:

(i) effective December 1, 1989, the Compensation of each Participant for each Plan Year shall not exceed $200,000, as adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1st of any calendar year commencing on or after January 1, 1993, is effective for the Plan Year that next commences.

(ii) in addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after December 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA ’93 annual compensation limit. The OBRA ’93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. If a determination period consists of fewer than 12 months, the OBRA ’93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

For Plan Years beginning on or after December 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA ’93 annual compensation limit set forth in this provision.

If compensation for any prior determination period is taken into account in determining an employee’s benefit accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA ’93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the Plan Year beginning on or after December 1, 1997, the OBRA ’93 annual compensation limit is $160,000.

(b) “Compensation” as used in Sections 3.04 and 11.03 shall mean:

(i) a Participant’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, Elective Deferrals, any amount contributed or deferred by the employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Section 125 of the Code, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses);

(ii) in the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant’s earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder);

(iii) for purposes of subdivision (i) of this subparagraph, earned income from sources outside the United States (as defined in Section 91l(b) of the Code), whether or not excludable from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(iv) amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

(v) amounts described in Section 105(d) of the Code, whether or not these amounts are excludable from the gross income of the Employee under that section;

(vi) amounts paid or reimbursed by the employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

(vii) the value of a non-qualified stock option granted to an Employee by the employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(viii) the amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code;

and provided further that:

(c) “Compensation” as used in Sections 3.04 and 11.03 shall not include:

(i) Company contributions made on behalf of an Employee to a simplified employee pension plan described in Section 408(k) of the Code are not considered as Compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Section 219(b)(7) of the Code. Additionally, any distributions from a plan of deferred compensation are not considered as Compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as Compensation in the year such amounts are includable in the gross income of the Employee;

(ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk or forfeiture;

(iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Employee).

(d) Notwithstanding the foregoing, effective February 17, 1995, amounts paid under the Hughes Annual Incentive Plan (or any predecessor plans) that would otherwise be included in Compensation under paragraph (a) shall be limited to:

(i) for the Plan Year ending November 30, 1995, the sum of the amounts deferred from awards for 1992 and 1993 (the “Deferred Awards”) plus the excess of the amount awarded for 1994 that is paid in 1995 over the Deferred Awards; and

(ii) for the Plan Year ending November 30, 1996, the amount deferred from the award for 1993 (the Deferred Award), plus the excess of the amount awarded for 1995 that is paid in 1996 over the Deferred Award.

Section 1.16 - Continuous Participation

“Continuous Participation” of a Participant means the period beginning with the most recent effective date of his participation under Section 2.0l(c) of the Plan without a subsequent voluntary quit, discharge or resignation from the Plan.

Section 1.17 - Continuous Service

“Continuous Service” of an Employee means his current period as an Employee of one or more Companies or a member of the Controlled Group in any positions or classifications (including his period of employment with such member prior to the time the member became a part of the Controlled Group if the Employee transferred employment directly from such member to the Company at any time after the member became part of the Controlled Group, provided that a reciprocal arrangement exists between Hughes and such member), but excluding periods of unpaid absence while an Employee, excludable under Company personnel policy consistently applied, and not includable under the terms of any collective bargaining agreement. No such period of unpaid absence, however, shall be considered a break in Continuous Service. Continuous Service shall be broken by a Separation from the Service under which the Employee has no recall rights.

Section 1.18 - Controlled Group

“Controlled Group” means the controlled group of corporations, trades and businesses as determined under regulations issued by the Secretary of the Treasury or his delegate under Sections 414(b) and 414(c) of the Code (and, for purposes of Section 415 of such Code, under subsection 415(h)) of which the Companies (and any other company so designated by the Administrator) are members.

Section 1.19 - Current Market Value of Class H Common Stock

“Current Market Value of Class H Common Stock” means prior to June 1, 1998, only the monthly average of the high and low daily sales prices of Class H Common Stock as reported in the composite tape of transactions on all major exchange and non-exchange markets in the United States for the month in which the Valuation Date ends.

Section 1.20 - Current Market Value of Raytheon Stock

“Current Market Value of Raytheon Stock” means the closing price as reported by the New York Stock Exchange for each Valuation Date.

Section 1.21 - Date of Partial Withdrawal

“Date of Partial Withdrawal” means the date recorded by the Trustee as the date of its payment of the amount withdrawn.

Section 1.22 - Dollar Balance

“Dollar Balance” means on each Valuation Date:

(a) Prior to June 1, 1998,

(i) with reference to a Participant’s balance in one of the Funds, the product of the Participant’s number of Units in such Fund multiplied by the Unit value for such Fund on such Valuation Date;

(ii) with reference to a Participant’s balance in shares of Class H Common Stock and Raytheon Stock, the product of the Participant’s number of shares of Class H Common Stock multiplied by the Current Market Value of Class H Common Stock on such Valuation Date, plus Raytheon Stock multiplied by the Current Market Value of Raytheon Stock on such Valuation Date; and

(iii) with reference to a Participant’s Account in the Trust Fund, the sum of Participant’s Dollar Balance in the Funds and Class H Common Stock and Raytheon Stock.

(b) On and after June 1, 1998,

(i) with reference to a Participant’s balance in each of the Funds, the product of the Participant’s number of Units in such Fund multiplied by the Net Asset Value for such Fund on such Valuation Date, less fees and expenses deducted once a quarter (or such other time period as may be determined by the Administrator from time to time) as provided in Section 8.05(b)(ii); and

(ii) with reference to a Participant’s Account in the Trust Fund, the sum of Participant’s Dollar Balance in the Funds, less any applicable processing fees deducted under the terms of the Plan.

Section 1.23 - Eligible Employee

“Eligible Employee” means any Employee who:

(a) Is a United States citizen or resident; and

(b) Has completed

(i) the lesser of ninety (90) days of Continuous Service or one (1) Year of Service for any Employee whose first Hour of Service of employment or most recent reemployment by the Company is prior to December 1, 1999; or

(ii) as soon as administratively feasible following one Hour of Service for any Employee whose first employment or most recent reemployment by the Company is on or after December 1, 1999; and

(c) Is not employed in a position or classification within a bargaining unit which is covered by a collective bargaining agreement with respect to which retirement benefits were the subject of good faith bargaining (unless such agreement provides for coverage hereunder of employees of such unit); .

(d) Notwithstanding the provisions of paragraph (b) to the contrary, as the Plan relates to former employees of United States Broadcasting Company, Inc. (“USSB”), PrimeStar, Inc., and TCI Communications, Inc. (but solely with respect to those Employees working at the Boise, Idaho Call Center (“Boise Call Center”)) who were employed by such Companies on the day prior to the Effective Date, such Employees who would otherwise satisfy the definition of an Eligible Employee on the Effective Date as provided herein, but for the service requirement in paragraph (b), shall be immediately eligible to participate in the Plan on the Entry Date next following such Effective Date. The Effective Date for purposes hereof means:

(i) for USSB, May 20, 1999;

(ii) for PrimeStar, Inc., July 24, 1999; and

(iii) For Boise Call Center, June 1, 1999.

Any Employee hired by such Companies on or after the Effective Date, will be subject to the service requirement of paragraph (b). In addition, effective December 1, 2000, an Employee who is on the Boise Call Center payroll of DIRECTV Customer Services, Inc. will no longer be eligible to participate in this Plan.

Section 1.24 - Employee

“Employee” means any person who renders services to the Companies in the status of an employee as the term is defined in Section 3121(d) of the Code, but shall not include any person classified or treated by a Company as an independent contractor, consultant, or leased employee, even if such classification or treatment is later determined to be erroneous.

Section 1.25 - Entry Date

“Entry Date” of an Employee means the first day of any payroll period following the Employee’s completion of the eligibility requirements to become an Eligible Employee.

Section 1.26 - ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974 as it may be amended from time to time.

Section 1.27 - Fidelity Mutual Fund

“Fidelity Mutual Fund” means each of the various mutual funds (including a commingled pool of mutual funds) offered by Fidelity Investments and available as part of the Fidelity Mutual Fund Investment Option; and “Fidelity Mutual Funds” means all or more than one of such mutual funds, as the context requires.

Section 1.28 - Fund

“Fund” means the Class H Common Stock Fund, the Raytheon Stock Fund, the Hughes Equity Fund, the Hughes Fixed Income Fund, the Hughes Balanced Fund, or the Fidelity Mutual Funds, as the context requires; and “Funds” means all or more than one of such funds, as the context requires.

Section 1.29 - Hours of Service

The “Hours of Service” of an Employee or former Employee means the sum of:

(a) his hours of actual work on the job,

(b) his periods of vacation, holiday, Military Service, paid sick leave or paid leave of absence, computed on the basis of the number of hours in his regularly scheduled work day and work week, and

(c) his periods of receipt of employer-funded disability pay, converted to Hours of Service on the basis of forty (40) Hours of Service for each week in which he receives any such pay, and for a salaried Employee by dividing his most recent salary by the average number of regularly-scheduled hours of work in his salary period, ignoring holidays, sick leaves and vacations, and

(d) his hours for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company. In no event shall the same Hours of Service be credited twice under this paragraph and paragraphs (a), (b), or (c), and

(e) the number of Hours of Service entitled to an Employee under subsections (b) or (d) shall be calculated and credited in accordance with 29 C.F.R. §2530.200b-2(b) and (c). Each Hour of Service thus credited shall be attributable to the computation period in which it occurs except to the extent that the Company, in accordance with 29 C.F.R. §2530.200b-2(b) and (c), credits such Hours of Service to another computation period under a reasonable method consistently applied, and

(f) his Hours of Service with any other employer during which such employer is part of an affiliated service group (under Section 414(m) of the Code) or is a part of a Controlled Group of which the Company is a member, including his Hours of Service with such employer prior to the time the employer became a part of the Controlled Group if the Employee transferred employment directly from such employer to the Company at any time after the employer became a member of the Controlled Group, provided that a reciprocal arrangement exists between Hughes and such member.

Section 1.30 - Hughes

“Hughes” means, prior to March 29, 1995, Hughes Aircraft Company, and on and after March 29, 1995, Hughes Electronics Corporation.

Section 1.31 - Hughes Balanced Fund

“Hughes Balanced Fund” (formerly known as the Balanced Fund) means a fund invested primarily in a combination of common stock (a Standard & Poor’s 500 index fund), United States Government bonds (a Government bond index fund), cash equivalents, and at times, financial futures, and such other types of investments as the Trustee, Investment Director or Investment Manager, as applicable, shall in its discretion select. The allocation of funds between these asset classes is based on the Investment Manager’s forecast of returns and risks for stocks, bonds, and cash equivalents, and the return correlations of each of the asset classes, and may be changed from time to time. As of June 1, 1998, the bond portion of the Hughes Balanced Fund invests in securities that approximate the Lehman Brothers Long-term Treasury Bond Index, an unmanaged total return index comprised of all bonds covered by the Lehman Brothers Treasury Bond Index. Indexes are balanced by market capitalization. The investment objective of the Hughes Balanced Fund shall be to provide a reasonable return during rising equity markets and to preserve capital to the extent possible in falling equity markets.

Section 1.32 - Hughes Equity Fund

“Hughes Equity Fund” (formerly known as the “Equity Fund”) means a fund invested primarily in common stock, securities convertible into common stock, and such other types of investments as the Trustee, Investment Director or Investment Manager, as applicable, shall in its discretion select. The investment objective of the Hughes Equity Fund is long-term growth of capital.

Section 1.33 - Hughes Fixed Income Fund

“Hughes Fixed Income Fund” (formerly known as the Fixed Income Fund) means a fund invested primarily in short-term debt obligations of the United States Government, domestic banks and their foreign branches, foreign banks, domestic savings and loan institutions, or United States corporations, such as Government bills, certificates of deposit, commercial paper, and other similar investments which the Trustee, Investment Director or Investment Manager as applicable, shall in its discretion select providing a market rate of interest and for repayment of capital within a period of not more than twelve (12) months after the date of acquisition by the Fund of the obligation in question and/or investment contracts providing for payment of principal and a minimum rate of interest to be paid by an insurance company. The investment objective of the Hughes Fixed Income Fund shall be the preservation of capital and a reasonable return thereon.

Section 1.34 - Investment Director

“Investment Director” means a person appointed by Hughes under the Trust Agreement with authority as specified therein to direct the Trustee concerning the investment and reinvestment of the principal and income of the Trust Fund or a specified portion thereof.

Section 1.35 - Investment Manager

“Investment Manager” means the person, persons, firm or corporation appointed under the Trust Agreement which may be employed by Hughes in accordance with such Trust Agreement to direct the Trustee concerning the investment and reinvestment of the principal and income of the Trust Fund or a specified portion thereof.

Section 1.36 - Investment Option

“Investment Option” means one of the options specified in Article III-A.

Section 1.37 - Manual

“Manual” means the Policies and Practices Manual of Hughes or a Company which is current at the time of reference.

Section 1.38 - Military Service

“Military Service” means service in the uniformed services as defined by 38 U.S. Code §4303(13) or service in ACTION for any Employee who leaves the Controlled Group directly to perform such service, irrespective of whether he is compensated by any member of the Controlled Group during such period of service, unless such Employee is not entitled to reemployment rights and other benefits under 38 U.S. Code §4312 or he fails to make application for reemployment within the 90 days after the completion of the service or such shorter period specified by such laws for the preservation of his reemployment rights, or (in the case of ACTION) within thirty (30) calendar days after his separation therefrom.

Section 1.39 - Net Asset Value

“Net Asset Value” means the Unit price of each Fund determined by subtracting the total liabilities of such Fund from its total assets and then dividing by the number of Units outstanding.

Section 1.40 - Normal Retirement Age

“Normal Retirement Age” means the time the Participant attains age 65.

Section 1.41 - Participant

“Participant” means an Eligible Employee who has voluntarily complied with Section 2.01.

Section 1.42 - Participant Direction

“Participant Direction” means direction provided by a Participant (or Beneficiary or alternate payee under a qualified domestic relations order, as applicable), and delivered to the Administrator either on appropriate forms supplied by the Administrator, by a telephonic voice response system (such as to the Spectrum Service Center) maintained by the Administrator for such purpose, or in such other form or manner as may be required by the Administrator from time to time;

and such direction shall be effective on the Business Day of receipt or the following Business Day as determined by the Administrator, or as soon thereafter as administratively feasible.

Section 1.43 - Plan

“Plan” means this Hughes Non-Bargaining Employees Thrift and Savings Plan, as amended from time to time.

Section 1.44 - Plan Year

“Plan Year” means:

(a) Prior to January 1, 1988, the twelve (12) month period commencing each January 1st;

(b) The eleven (11) month period commencing January 1, 1988 and ending November 30, 1988; and

(c) Commencing December 1, 1988, the twelve (12) month period commencing each December 1st and ending the following November 30th.

Section 1.45 - Raytheon Stock

“Raytheon Stock” means Raytheon Class A Common Stock received by the Plan as the result of the spin off of HE Holdings, Inc. and the subsequent merger of Raytheon Company into it.

Section 1.46 - Raytheon Stock Fund

“Raytheon Stock Fund” means effective June 1, 1998, a fund invested primarily in Raytheon Stock and cash or cash equivalents. The investment objective of the Raytheon Stock Fund is long-term growth of the Fund through the appreciation of Raytheon Stock and receipt of cash and stock dividends.

Section 1.47 - Raytheon Stock Sales Price

“Raytheon Stock Sales Price” means for each Valuation Date the closing price on the New York Stock Exchange for Raytheon Stock for such Date.

Section 1.48 - Retirement

“Retirement” means retirement of a Participant, pursuant to the retirement plan and policy of Hughes as set forth in the Manual at the time of such retirement.

Section 1.49 - Separation from the Service

(a) “Separation from the Service” of an Employee means his quit, discharge, layoff (other than a temporary layoff), death, Retirement, or effective January 1, 2002, his severance from employment under Section 401(k)(2)(B)(i)(I) of the Code for any severance from employment occurring after October 1, 2000, from a Company or a member of the Controlled Group.

(b) A leave of absence (whether paid or unpaid) authorized by a Company in accordance with the Manual, a vacation period, a temporary layoff, Military Service or a transfer among members of the Controlled Group shall not constitute a Separation from the Service.

Section 1.50 - Trust

“Trust” means the trust established pursuant to the Trust Agreement.

Section 1.51 - Trust Agreement

“Trust Agreement” means that certain Trust Agreement Pursuant to the Hughes Thrift and Savings Plans, as it may be amended from time to time, providing for the investment and administration of the Trust Fund. By this reference, the Trust Agreement is incorporated herein.

Section 1.52 - Trustee

“Trustee” means the Trustee and any successor or substitute trustee under the Trust Agreement.

Section 1.53 - Trust Fund

“Trust Fund” means all funds received and held by the Trustee in the Funds (and prior to June 1, 1998, in Class H Common Stock and Raytheon Stock) pursuant to the Plan and Trust Agreement and all income, profits and increments thereof.

Section 1.54 - Unit

“Unit” means the unit of measure of a Participant’s interests in each of the Funds.

Section 1.55 - Valuation Date

“Valuation Date” means the applicable Business Day, or such other date as the Administrator may determine, used to determine the Dollar Balance of a Participant’s Account.

Section 1.56 - Vested

“Vested” means non-forfeitable when used with reference to a Participant’s Accounts.

Section 1.57 - Year of Service

“Year of Service” of an Employee means:

(a) Prior to December 1, 1996, a period of fifty-three (53) weeks (using his regular payroll period) ending with the week in which his Anniversary Date falls, during which period he completed one thousand (1,000) or more Hours of Service.

(b) For Plan Years beginning on and after December 1, 1996, twelve months of Service. Years of Vesting Service (including partial Years of Vesting Service counting months and days) shall be aggregated for purposes of determining whether a Participant has a vested interest hereunder on his Severance from Service Date, even though such years may not have been consecutive.

(c) For purposes of paragraph (b), the following definitions shall apply:

(i) “Break in Service Year” means with respect to any Employee, a period of twelve consecutive months beginning on the Employee’s Severance from Service Date or any anniversary thereof, and ending on the next anniversary of such date, provided the Employee does not perform an Hour of Service during that period. For purposes of determining whether a Break in Service Year has occurred for vesting purposes, an Employee who is absent from work because of Military Service shall not incur a Severance from Service Date, and an Employee who is absent for maternity or paternity reasons shall be deemed to have a Severance from Service Date as of the second anniversary of the first date of such absence.

(ii) “Service” means that period of time beginning on the date an Employee is first credited with an Hour of Service with a Company or a member of the Controlled Group and ending on the Employee’s Severance from Service Date. In addition, if an Employee severs from service with a Company or a member of the Controlled Group and is reemployed within twelve (12) consecutive months by a Company or a member of the Controlled Group, his Service shall also include all days between his Severance from Service Date and his subsequent reemployment. An Employee’s Service shall be determined without regard to whether he is a Participant or an Eligible Employee during his period of employment with a Company or a member of the Controlled Group. An Employee’s Service shall be expressed in months and days and shall be measured in cumulative whole month increments (with thirty (30) days equal to one month) which shall be credited to the Employee for each full month of Service prior to a Severance from Service Date.

(iii) “Severance From Service Date” means the date the Employee is not employed by a Company or a member of the Controlled Group. The Severance from Service Date begins on the date the Employee retires, quits, is discharged or dies, or if earlier, the 12-month anniversary of the date on which the Employee is otherwise first absent from Service.

(d) For purposes of paragraph (b), as of December 1, 1996, each Employee employed by the Company or a member of the Controlled Group on December 1, 1996, will be credited with Years of Vesting Service equal to:

(i) the number of Years of Vesting Service credited under paragraph (a) as of the Employee’s Anniversary Date immediately prior to December 1, 1996; plus

(ii) eight (8) months of Service; plus

(iii) the actual number of months and days of Service from the Employee’s Anniversary Date immediately prior to December 1, 1996.

(e) For purposes of determining a Year of Service under paragraphs (a) and (b), as the Plan relates to former employees of USSB, PrimeStar, Inc. and Boise Call Center who were employed by such Companies on the day prior to the Effective Date, such Employees shall receive credit for Hours of Service and Service as if USSB, PrimeStar, Inc. and Boise Call Center were Companies prior to the Effective Date. The Effective Date for purposes hereof means:

(i) for USSB, May 20, 1999;

(ii) for PrimeStar, Inc., July 24, 1999; and

(iii) for Boise Call Center, June 1, 1999.

(f) For purposes of paragraphs (b) and (c), service with PanAmSat Corporation from May 16, 1997 and service with DIRECTV Latin America will be treated as Service with a member of the Controlled Group.

ARTICLE II

PARTICIPATION: PARTICIPANTS’ CONTRIBUTIONS

Section 2.01 - Percentage of Contribution

(a) An Eligible Employee who is or who becomes a Participant in the Plan may on an after-tax basis:

(i) prior to October 1, 1983, authorize as a deduction from Compensation paid each payroll period an amount equal to:

a. 2% or 4% of his Compensation during the first three (3) years of Combined Continuous Participation; or

b. 2%, 4%, 6% or 8% of his Compensation if the Eligible Employee has three (3) or more years of Combined Continuous Participation; and

(ii) effective May 2, 1987, authorize as a deduction from Compensation paid each payroll period an amount equal to:

a. 2%, 3%, 4%, 5%, 6% or 7% (and effective January 1, 1991, 1%) of his Compensation;

b. additional amounts as may be approved and determined from time to time in the sole discretion of the Administrator up to a maximum of 15% of his Compensation prior to January 1, 2001, and thereafter up to such maximum amount as may be determined from time to time in the sole discretion of the Administrator; and

c. the total amount contributed in the aggregate under paragraphs (a)(ii) and (b) for any Plan Year may not exceed 12% (and may not exceed 15% for Non-Highly Compensated Employees effective from December 1, 1999 to January 1, 2002) of his Compensation, and effective January 1, 2002, such amounts as may be approved and determined from time to time in the sole discretion of the Administrator.

(b) Effective October 1, 1983, an Eligible Employee who is or who becomes a Participant in the Plan may authorize the Company to defer his Compensation on a pre-tax basis each payroll period and to contribute as a Company contribution to the Plan an amount equal to:

(i) 2%, 3%, 4%, 5%, 6% or 7% (and effective January 1, 1991, 1%) of his Compensation;

(ii) additional amounts as may be approved and determined from time to time in the sole discretion of the Administrator up to a maximum of 15% of his Compensation prior to January 1, 2001, and thereafter up to such maximum amount as may be determined from time to time in the sole discretion of the Administrator ; and

(iii) effective January 1, 1998, no Participant shall be permitted to defer his Compensation under paragraph (b) during any calendar year in excess of $10,000 (or such amount as may be permitted in accordance with Section 402(g)(5) of the Code). No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Paragraph (f) and section 414(v) of the Code, if applicable.

(c) Any Participant who is in Military Service on or after December 1, 1994, shall be entitled to make contributions on an after-tax basis under paragraph (a)(ii) or elect to defer on a pre-tax basis under paragraph (b) amounts that would have been permitted under the Plan during such Military Service based on the rate of Compensation the Participant would have earned during such period but for the Military Service; provided, however, all such amounts must be received by the Plan during the period beginning with the Participant’s reinstatement by a Company following Military Service and ending on the earlier of three (3) times the period of Military Service or five (5) years.

(d) For Employees hired prior to December 1, 1999, Participation shall be effective not later than the Entry Date occurring after becoming an Eligible Employee and for the payroll period beginning after receipt by the Administrator of a Participant Direction or as soon as administratively feasible thereafter, which shall:

(i) authorize a specific deduction or deferral from Compensation in accordance with paragraph (a) or (b), or both, of this Section;

(ii) specify pursuant to Section 3.01-A the Investment Option (but not Raytheon Stock) under which the Employee’s contributions or deferrals are to be initially invested;

(iii) designate a Beneficiary or Beneficiaries in accordance with the terms of the Plan to receive payment which may be due under the Plan upon the death of the Eligible Employee; and

(iv) contain such other or additional information as, in the opinion of the Administrator, is desirable or necessary in the operation of the Plan.

(e) For Employees hired on and after December 1, 1999, Participation shall be effective on the Entry Date occurring after becoming an Eligible Employee and for the payroll period beginning on or after such Entry Date. Unless the Administrator receives a Participant Direction to the contrary, such Eligible Employee shall be deemed to have made a Participant Direction, which shall:

(i) authorize a deferral of 2% of his Compensation commencing December 1, 1999, and 4% of his Compensation on and after January 1, 2001, in accordance with paragraph (b) of this Section;

(ii) specify pursuant to Section 3.01-A that the Investment Option under which the Employee’s deferrals are to be initially invested shall be the Hughes Fixed Income Fund; and

(iii) designate as Beneficiary the spouse of the Employee, or if no spouse, the estate of the Eligible Employee, in accordance with the terms of the Plan to receive payment which may be due under the Plan upon the death of the Eligible Employee.

(f) Effective July 1, 2002, all Employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code and the deferral limitation Paragraph (b). The plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(a)(4) 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Section 2.02 - Change of Percentage

A Participant may, from time to time, change his rate of deferral or contribution, if eligible, under Section 2.01. Such change shall become effective not later than the first payroll period following a Participant Direction to the Administrator, or as soon as administratively feasible thereafter.

Section 2.03 - Payroll Deductions

Payroll deductions shall be made only if the Participant has Compensation available after all other deductions required by law or his Company have been made.

Section 2.04 - Payment of Contribution

The deferrals or deductions made from a Participant’s Compensation under Section 2.01 shall be paid into the Trust Fund not later than the end of fifteen (15) business days following the month in which the deduction was made.

Section 2.05 - Suspension and Resumption of Contributions

A Participant may suspend and resume his payroll deferrals or deductions in accordance with Article VI.

Section 2.06 - Reemployment

A Participant who has a Separation from the Service for any reason and is subsequently reemployed by a Company shall become an Eligible Employee on the date of such reemployment, and may again become a Participant in the Plan upon compliance with Section 2.01.

Section 2.07 - Actual Deferral Percentage Limits

The Actual Deferral Percentage under Section 2.01(b) shall be modified as provided in Section 2.08(a) if the requirements of paragraph (a) are not satisfied.

(a) The average of the Actual Deferral Percentage for all Eligible Employees who are Highly Compensated Employees, when compared to the average of the Actual Deferral Percentages for all Eligible Employees who are Non-Highly Compensated Employees must meet one of the following requirements for each Plan Year:

(i) the High Deferral Average is no greater than the Low Deferral Average times 125%; or

(ii) the excess of the High Deferral Average over the Low Deferral Average is not greater than two (2) percentage points and the High Deferral Average is no greater than the Low Deferral Average times two (2).

(b) For purposes of paragraph (a), the Actual Deferral Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have amounts of his Compensation deferred and allocated to his account under two (2) or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a member of the Controlled Group shall be determined as if all such amounts deferred were made under a single arrangement.

(c) Whenever any of the following items are used with the first letter or letters capitalized, they shall have the meanings specified below unless the context clearly indicates to the contrary.

(i) “Actual Contribution Percentage” means the ratio (expressed as a percentage) of the sum of Employee Contributions and Matching Contributions under the Plan on behalf of the Eligible Employee for the Plan Year to the Eligible Employee’s W-2 earnings plus deferrals of Compensation made under this Plan or any other plan of the

Company with a cash or deferred arrangement plus amounts not included in gross income because of Section 125 of the Code for the Plan Year.

(ii) “Actual Deferral Percentage” means the ratio (expressed as a percentage) of Elective Deferrals on behalf of an Eligible Employee for the Plan Year to the Eligible Employees’ W-2 earnings plus deferrals of Compensation made under this Plan or any other plan of the Company with a cash or deferred arrangement plus amounts not included in gross income because of Section 125 of the Code for the Plan Year.

(iii) “Aggregate Limit” means the greater of:

a. The sum of 125% times the greater of the Low Deferral Average or the Low Contribution Average, and two percentage points plus the lesser of the Low Deferral Average or the Low Contribution Average. In no event, however, shall this amount exceed twice the lesser of the Low Deferral Average or the Low Contribution Average; or

b. The sum of 125% times the lesser of the Low Deferral Average or the Low Contribution Average, and two percentage points plus the greater of the Low Deferral Average or the Low Contribution Average. In no event, however, shall this amount exceed twice the greater of the Low Deferral Average or the Low Contribution Average.

(iv) “Elective Deferrals” means contributions authorized by the Employee and paid by the Company under Section 2.0l(b) that relates to Compensation that would have been received by the Employee, but for the deferral during the Plan Year.

(v) “Employee Contributions” means contributions made by a Participant under Section 2.01(a)(ii) during the Plan Year.

(vi) “Excess Aggregate Contributions” means the amount described in Section 401(m)(6)(B) of the Code.

(vii) “Excess Elective Deferrals” means the amount described in Section 401(k)(8)(B) of the Code.

(viii) “High Contribution Average” means the average (expressed as a percentage) of the Actual Contribution Percentage of each Highly Compensated Employee.

(ix) “High Deferral Average” means the average (expressed as a percentage) of the Actual Deferral Percentage of each Highly Compensated Employee.

(x) “Highly Compensated Employee” means an Employee described in Section 414(q) of the Code. A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received Compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code; (ii) were Employees who are 5% owners at any time during the look back year or determination year.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the calendar year that ends within the determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year).

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of determining whether an Employee is a Highly Compensated Employee, compensation shall mean as defined by Section 415(c)(3) of the Code without regard to Section 125 and Section 402(e)(3) of the Code.

(xi) “Low Contribution Average” means the average (expressed as a percentage) of the Actual Contribution Percentage of each Non-Highly Compensated Employee.

(xii) “Low Deferral Average” means the average (expressed as a percentage) of the Actual Deferral Percentage of each Non-Highly Compensated Employee.

(xiii) “Matching Contribution” means any contribution to the Plan by the Company for the Plan Year and allocated to the Participant’s Account by reason of the Participant’s Employee Contributions or Elective Deferrals.

(xiv) “Non-Highly Compensated Employee” means an Eligible Employee of the Company who is not a Highly Compensated Employee.

(xv) “Qualified Nonelective Contributions” means contributions by the Company allocated at the Company’s discretion to the Account of any or all Non-Highly Compensated Employees that:

a. The Participant may not elect to receive in cash until distributed from the Plan;

b. Are 100% Vested when contributed; and

c. Are distributable only in accordance with the distribution provisions of the Plan that apply to Elective Deferrals.

(d) For purposes of paragraph (a) an Eligible Employee is any Employee who is directly or indirectly eligible to make a cash or deferred election under the Plan for all or a portion of a Plan Year and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose eligibility to make elective contributions has been suspended because of an election (other than certain one-time elections) not to participate, because of a distribution, or a loan, or if an Employee cannot defer because of the Section 415 limits on annual additions; and, an Employee who is unable to make an Elective Deferral because his Compensation is less than a stated dollar amount. In the case of an Eligible Employee who makes no Elective Deferral, the deferral ratio that is to be included in determining the Actual Deferral Percentage is zero.

(e) For purposes of determining whether the Plan satisfies the Actual Deferral Percentage, all Elective Deferrals that are made under two or more plans that are aggregated for purposes of Section 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(iii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of Section 401(k), the aggregated plans must also satisfy Sections 401(a)(4) and 410(b) as though they were a single plan.

Section 2.08 - Correction of Excess Elective Deferrals

(a) If the requirements of Section 2.07(a) are not or will not be met in a Plan Year, the Administrator may do one or both of the following:

(i) Distribute such Excess Elective Deferrals, together with income applicable thereto; or

(ii) If the Company contributes Qualified Nonelective Contributions, include such Qualified Nonelective Contributions in the Actual Deferral Percentage for Non-Highly Compensated Employees.

(b) The reduction of Elective Deferrals under paragraphs (a)(i):

(i) shall occur, effective January 1, 1997, in order of the Highly Compensated Employees with highest amount of Elective Deferrals, at such time and in such manner as may be determined in the sole discretion of the Administrator, and shall continue until the Actual Deferral Percentage meets the requirements of Section 2.07(a). The Excess Elective Deferrals shall be returned to the applicable Participant as cash compensation and shall be subject to all federal taxes and other taxes and deductions which would otherwise apply to the Participant’s Compensation; or subject to the approval of the Administrator and to the extent provided in regulations issued by the Secretary of the Treasury, the Participant may elect to recharacterize the Excess Elective Deferral as an amount distributed to the Participant and contributed by the Participant to the Plan as after-tax contributions made after May 2, 1987, under Section 2.01(a)(ii); but any recharacterized amounts shall be subject to the same distribution restrictions as an Elective Deferral under Section 2.01(b);

(ii) the income allocable to the Excess Elective Deferrals shall include the income for the Plan Year for which the Excess Elective Deferrals were made (but not the income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by either multiplying income allocable to the Participant’s Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Elective Deferrals on behalf of the Participant for the preceding Plan Year and the denominator of which is the amount of the Participant’s Account attributable to Elective Deferrals on the last day of the preceding Plan Year, or by any other reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iii) the Excess Elective Deferrals which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Elective Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Elective Deferrals, in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Elective Deferrals for the Plan Year.

(c) If the Company elects to make Qualified Nonelective Contributions for the Plan Year under paragraph (a)(ii), such contributions shall be allocated to some or all Non-Highly Compensated Employees (and may, but need not, be allocated to Non-Highly Compensated Employees who have a Separation from the Service prior to the end of the Plan Year), as determined by the Administrator in its sole discretion, either in the same proportion as such Employee’s Compensation for the Plan Year bears to the total Compensation of all such Employees for the Plan Year, in the same dollar amount, or in the following manner:

(i) the initial allocation shall be made to the Non-Highly Compensated Employee with the lowest Compensation for the Plan Year; and

(ii) if Qualified Nonelective Contributions still remain after step (i) above, the second allocation shall be made to the Non-Highly Compensated Employee with the next lowest Compensation for the Plan Year, and subsequent allocation shall similarly be made to the Non-Highly Compensated Employee with the next lowest Compensation and so on until Qualified Elective Contributions have been fully allocated.

Section 2.09 - Actual Contribution Percentage Limits

The Actual Contribution Percentage under Section 2.01(a) shall be modified as provided in Section 2.10(a) if the requirements of paragraph (a) are not satisfied.

(a) The average of the Actual Contribution Percentage for all Eligible Employees who are Highly Compensated Employees, when compared to the average of the Actual Contribution Percentage for all Eligible Employees who are Non-Highly Compensated Employees, must meet one of the following requirements for each Plan Year:

(i) the High Contribution Average is no greater than the Low Contribution Average times 125%.

(ii) the excess of the High Contribution Average over the Low Contribution Average is not greater than two (2) percentage points and the High Contribution Average is no greater than Low Contribution Average times two (2).

(b) For purposes of paragraph (a) the Contribution Percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions as after-tax contributions under Section 2.01(a), or to receive Matching Contributions or Elective Deferrals allocated to his account under two (2) or more plans described in Section 401(a) of the Code or arrangements described in Section 401(k) of the Code that are maintained by the Company or a member of the Controlled Group shall be determined as if all such contributions and Elective Deferrals were made under a single plan.

(c) In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Contribution Percentage of Eligible Employees as if all such plans were a single plan.

(d) For purposes of paragraph (a), an Eligible Employee is any employee who is directly or indirectly eligible to receive an allocation of Matching Contributions or to make Employee Contributions and includes: an Employee who would be a Plan Participant but for the failure to make required contributions; an Employee whose right to make Employee Contributions or receive Matching Contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an Employee who is unable to make an Employee Contribution or receive a Matching Contribution because his Compensation is less than a stated dollar amount. In the case of an Eligible Employee who makes no Employee Contributions and who receives no Matching Contributions, the contribution ratio that is to be included in determining the Actual Contribution Percentage is zero.

Section 2.10 - Correction of Excess Aggregate Contributions

(a) If the requirements of Section 2.09(a) are not or will not be met in a Plan Year, the Administrator may do one or more of the following:

(i) treat as a forfeiture the Excess Aggregate Contributions, together with income applicable thereto, if otherwise forfeitable under the terms of the Plan; or

(ii) if not forfeitable, the Administrator shall distribute the Excess Aggregate Contributions, together with income applicable thereto, before the end of the Plan Year following such Plan Year;

(iii) include certain Elective Deferrals in the Average Contribution Percentage of certain Non-Highly Compensated Employees; or

(iv) if the Company contributes Qualified Nonelective Contributions, include such Qualified Nonelective Contributions in the Actual Contribution Percentage for Non-Highly Compensated Employees.

(b) The reduction of Excess Aggregate Contributions under paragraph (a)(i):

(i) shall occur, effective January 1, 1997, in order of the Highly Compensated Employees with the highest amount of Excess Aggregate Contributions at such time and in such manner as may be determined in the sole discretion of the Administrator, and shall continue until the Actual Contribution Percentage meets the requirements of Section 2.09 as provided by Section 401(m)(6)(C) of the Code; and

(ii) the income allocable to Excess Aggregate Contributions shall include the income for the Plan Year for which the Excess Aggregate Contributions were made (but not the income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by either multiplying the income allocable to the Participant’s Employee Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the amount of the Participant’s Account attributable to Employee Contributions and Matching Contributions on the last day of the preceding Plan Year, or by any other reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iii) the Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and if there is a loss allocable to the Excess Aggregate Contributions, the amount to be distributed shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

(iv) the Excess Aggregate Contributions attributable to Employee Contributions shall be distributed from the Participant’s Account, and the Excess Aggregate Contributions attributable to Matching Contributions shall be forfeited, in proportion to the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

(v) amounts forfeited by Highly Compensated Employees under paragraph (iv) shall be used to reduce Company contributions, but in no event shall be allocated to the Account of any Highly Compensated Employee.

(c) The Administrator may elect to treat certain Qualified Nonelective Contributions or Elective Deferrals of Non-Highly Compensated Employees as Matching Contributions, provided that Elective Deferrals distributed in order to correct Excess Elective Deferrals under Sec. 2.08(a)(i) must not be used and that the Actual Deferral Percentage limit under Sec. 2.07(a)(i) is satisfied both with and without taking such Elective Deferrals into account.

(d) If the Company elects to make Qualified Nonelective Contributions for the Plan Year under paragraph (a)(iv), such contributions shall be allocated to some or all Non-Highly Compensated Employees (and may, but need not, be allocated to Non-Highly Compensated Employees who have a Separation from the Service prior to the end of the Plan Year), as determined by the Administrator in its sole discretion, either in the same proportion as such Employee’s Compensation for the Plan Year bears to the total Compensation of all such Employees for the Plan Year, in the same dollar amount, or in the following manner:

(i) the initial allocation shall be made to the Non-Highly Compensated Employee with the lowest Compensation for the Plan year; and

(ii) if Qualified Nonelective Contributions still remain after step (i) above, the second allocation shall be made to the Non-Highly Compensated Employee with the next lowest Compensation for the Plan Year, and subsequent allocation shall similarly be made to the Non-Highly Compensated Employee with the next lowest Compensation and so on until the Qualified Elective Contributions have been fully allocated.

Section 2.11- Correction of Excess Deferral Amounts

(a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts and income allocable thereto shall be distributed no later than April 15th of the following year to Participants who claim such Excess Deferral Amounts for the preceding calendar year.

(b)    For purposes of this Section, “Excess Deferral Amount” means the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claims procedure set forth in paragraph (c).

(c)    The Participant’s claim shall be in writing, and shall be submitted to the Administrator no later than March 1 following the Plan Year to which the claim relates; shall specify the Participant’s Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 40 1(k), 408(k) or 403(b) of the Code, exceeds the limit imposed on the Participant by Section 402(g) of the Code for the calendar year in which the Excess Deferral Amount occurred. A Participant is deemed to have provided written notice to the Plan about any Excess Deferral Amount under the Plan and any other plan of the Company.

(d)    The income allocable to Excess Deferral Amounts shall include the income for the Plan Year for which the Excess Deferral Amounts were made (but not the income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by either multiplying the income allocable to the Participant’s Excess Deferral Arriounts for the Plan Year by a fraction, the numerator of which is the Excess Deferral Amounts on behalf of the Participant for the preceding Plan Year and the denominator of which is the amount of the Participant’s Elective Deferrals on the last day of the preceding Plan Year, or by any other reasonable method, provided that such method is used consistently for all Participants for that Plan Year.

(e)    The Excess Deferral Amount to be distributed to a Participant with respect to a calendar year shall be adjusted for income, and if there is a loss allocable to the Excess Deferral, the Excess Deferral Amount shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Elective Deferrals for the calendar year.

Section 2.12     Limitation on the Multiple Use of the Alternative Limitation

(a)    If multiple use of the alternative limitation occurs as provided in paragraph (b), then such multiple use shall be corrected as provided in Section 2.13.

(b)    Multiple use of the alternative limitation occurs if:

(i)    One or more Highly Compensated Employees of the Company or a member of the Controlled Group are eligible under the Plan for benefits subject to Section 40 1(k) and 401(m) of the Code;

(ii)    The Aggregate Limit is exceeded;

(iii) The High Deferral Average exceeds 125% times the Low Deferral Average; and

(iv) The High Contribution Average exceeds 125% times the Low Contribution Average.

(c) The multiple use test described in Treasury Regulation section 1.401 (m)-2 and this Section of the Plan shall not apply for Plan Years beginning on and after December 1, 2001.

Section 2.13 - Correction of Excess Use of the Multiple Use of the Alternative Limitation

If a correction is required because of Section 2.12(a), the Administrator may correct either Excess Elective Deferrals in accordance with Section 2.08 or Excess Aggregate Contributions in accordance with Section 2.10, or both, and the Administrator may in its discretion make such corrections for either all Highly Compensated Employees under the Plan or for only those Highly Compensated Employees who are participating in benefits subject to Section 401(k) or 401(m) of the Code.

ARTICLE III

MATCHING AND OTHER CONTRIBUTIONS OF THE COMPANY

Section 3.01 - Percentage and Investment of Company Matching and Other Contributions

(a) Prior to October 1, 1983 and subject to Section 3.03, the Company shall contribute to the Trust Fund an amount equal to:

(i) 50% of the total contributions or deferrals made by Participants; or

(ii) effective for contributions or deferrals made on or after July 1, 1980, 75% of the total contributions or deferrals made by Participants at the rate of 2% or 4% of Compensation, and 50% of the contributions or deferrals made by Participants in excess of 4% of Compensation.

(b) On or after October 1, 1983, and prior to January 1, 1991, and subject to Section 3.03, the Company shall contribute to the Trust Fund an amount equal to 75% of the lesser of either the total amounts contributed or deferred by each Participant under Section 2.01(a)(ii) and Section 2.01(b)(i), or 7% of his Compensation.

(c) On or after January 1, 1991, and subject to Section 3.03:

(i) the Company shall contribute in its discretion an amount that it deems necessary to a Participant’s Account in accordance with paragraph (e) equal in value to 100%

of the total contributions or deferrals made by Participants under Section 2.01(a)(ii) or Section 2.0l(b)(i) at the rate of 1%, 2% or 3%, and on or after January 1, 1997, 1%, 2%, 3% or 4%, of Compensation;

(ii) prior to September 3, 1992, the Company shall contribute a cash contribution equal to 75% of the total contributions or deferrals made by Participants under Section 2.01(a)(ii) or Section 2.01(b)(i) in excess of 3% of Compensation up to a maximum of 7% of Compensation;

(iii) on and after September 3, 1992, the Company shall contribute no Company Matching Contributions under subparagraph (ii); and

(iv) on and after September 1, 1996, the Company during such times and as designated on Exhibit A shall contribute no Company Matching Contributions under subparagraph (i) for any Participant employed in connection with contracts governed by the Service Contract Act of 1965.

(d) On or after January 1, 1991, the Company may contribute as Qualified Nonelective Contributions an amount determined in the sole discretion of the Company.

(e) Effective June 1, 1991, the Company contribution under paragraphs (c)(i) and (d) shall be either Class H Common Stock or cash that will be invested prior to June 1, 1998, in Class H Common Stock and on and after June 1, 1998, in the Class H Common Stock Fund. Prior to June 1, 1998, the number of shares of Class H Common Stock contributed by the Company or acquired with Company contributions under paragraphs (c)(i) and (d) shall be allocated to the Participant’s account by the Trustee and such allocation shall equal the number of shares of Class H Common Stock which the Trustee could have purchased for the Participant at the Current Market Value of Class H Stock, after taking into account price adjustments required for prior months transactions, if the total contributions or deferrals made by Participants under Section 2.01(a)(ii) and Section 2.0l(b) (not in excess of 4% of Compensation) had been invested in the Class H Common Stock. On and after June 1, 1998, the number of Units of the Class H Common Stock Fund acquired with Company contributions under paragraphs (c) (i) and (d) shall be allocated to the Participant’s account by the Trustee, and such allocation shall equal the number of Units of the Class H Common Stock Fund which the Trustee could have purchased for the Participant at the current Unit value of the Class H Common Stock Fund, if the total contributions or deferrals made by Participants under Section 2.01(a)(ii) and Section 2.01(b) (not in excess of 4% of Compensation) had been invested in the Class H Common Stock Fund. Such Company Matching Contribution under paragraph (c)(i) shall remain invested in the Class H Common Stock Fund (and prior to June 1, 1998, in Class H Common Stock) until the end of the two (2) full Plan Years following the Plan Year of such contributions or deferrals.

(f) The Company contribution of cash or Class H Common Stock as provided in paragraphs (a), (b), (c) and (e) may be transferred to the Trust Fund and held in a suspense account prior to allocation to Units of the Class H Common Stock Fund for the benefit of Participants, but shall not be transferred into the Trust Fund either earlier than the first day of the Plan Year in which the contribution will be allocated or later than the end of the month following the month in which the Participant’s deductions were made.

(g) Any Participant who is in Military Service on or after December 1, 1994, subject to receipt by the Plan of the payments under Section 2.01(c), shall receive as a Company Matching Contribution the same amount of Units of the Class H Common Stock Fund (and prior to June 1, 1998, shares of Class H Common Stock), as well as any other additional Company contributions, that would have been contributed by the Company but for the Participant’s period of Military Service based on the amounts received by the Plan under Section 2.01(c) of the Plan.

Section 3.02 - Adjustment of Contributions

Adjustments may be made by the Administrator at any time because of errors in calculating previous Company or Participants’ contributions or because of data not known at the time of the previous calculation, but such adjustments need not be made retroactively.

Section 3.03 - Forfeitures

The amount of Company contributions required by this Article shall be reduced by the amount of any forfeiture required in Section 5.07 and 12.05.

Section 3.04 - Maximum Contributions

(a) Notwithstanding anything to the contrary contained herein, effective January 1, 1998, the total Annual Addition to a Participant’s Account for any year shall not exceed the lesser of 25% of the Participant’s Compensation for the year from the Company, or $30,000 (or prior to years prior to December 31, 1994, 1/4 of the dollar limitation in effect under Section 415(b)(l)(A) of the Code, if greater, and for years commencing January 1, 1995, such greater amount as may be permitted in accordance with regulations issued under Section 415(d)(l) of the Code). Except to the extent permitted under Section 2.01(f), effective for years commencing January 1, 2002 and thereafter, the total Annual Addition to a Participant’s Account for any year shall not exceed the lesser of 100% of the Participant’s Compensation for the year from the Company, or $40,000 (or such greater amount as may be permitted in accordance with regulations issued under Section 415(d)(l) of the Code). The limit of 100% of the Participant’s Compensation referred in the preceding sentence shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401 (h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

(b) For purposes of Section 3.04(a), the term “Annual Addition” shall mean for any calendar year the aggregate of amounts credited to a Participant’s Accounts from Company contributions, including Elective Deferrals (but excluding Excess Deferral Amounts corrected under Section 2.11), and forfeitures, plus the Participant’s voluntary contributions, plus amounts described in Sections 415(l)(1) and 419(A)(d)(2) of the Code.

(c) If the Company contributes to another defined contribution plan, as that term is defined in Section 414(i) of the Code, for its employees, some or all of whom may be Participants in this Plan, then any such Participant’s Annual Addition in such other plan shall be aggregated with such Participant’s Annual Addition derived from this Plan for purposes of the limitations expressed in this Section.

(d) If the Company contributes to a defined benefit plan or plans that provide for mandatory employee contributions (as defined in Section 411(c)(2)(C) of the Code), for its employees, some or all of whom may be Participants in this Plan, then such mandatory employee contributions shall be treated as Participant contributions and taken into account in determining the Participant’s Annual Addition hereunder, and shall be aggregated with such Participant’s Annual Addition derived from this Plan and from other plans as described in this Section for purposes of the limitations expressed herein.

(e) If the Annual Addition to the Participant’s Account exceeds the limitations described herein, the aggregate of the Annual Addition to this Plan and the Annual Addition to any other defined contribution plan as described above shall be reduced until the applicable limitation is satisfied, by reducing or refunding the aggregate amount in the following order and priority:

(i) refund any voluntary contributions made by the Participant to this Plan to the extent that such contributions are included in the Annual Addition hereunder;

(ii) refund any contributions made by the Participant to any other defined contribution plan to the extent that such contributions would be aggregated with the Annual Addition to this Plan pursuant to provisions hereof;

(iii) reduce the amount deferred by the Participant and contributed by the Company under Section 2.0l(b) in such amount and manner as may be determined by the Administrator; and

(iv) in the event that after the above refunds and reductions are made, amounts are still available which may not be allocated hereunder, such amounts shall be treated as a forfeiture and shall be held in a suspense account;

provided, however, that such amounts held in a suspense account shall be allocated to the Accounts of Participants at the first possible time when such allocation would not violate the provisions of Section 415 of the Code or other applicable law. Such allocation of forfeitures held in suspense accounts shall take place prior to the allocation of any amounts arising from any other source, including forfeitures in a subsequent year, or Company contributions together with earnings thereon.

Section 3.05 - Combined Plan Limitation

(a) For years ending before January 1, 2000, in the case of any Employee who is a Participant in this Plan and in either or both of the defined benefit plans of the Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year shall not exceed 1.0. In the event the sum of such fractions exceeds 1.0 and in the absence of specific language in this Plan or in the defined benefit plans of the Company, the Administrator shall prescribe the manner in which the Annual Addition to this Plan or the annual benefits under the defined benefit plans of the Company shall be reduced in order that none of the plans shall be disqualified under applicable sections of the Code.

(b) For purposes of applying the limitations of Section 3.05(a), the following rules shall prevail:

(i) the term “Defined Benefit Plan Fraction” shall mean a fraction the numerator of which is the projected annual benefit payable, as applicable, under all defined benefit plans ever maintained by the Company or any member of the Controlled Group, if applicable, determined as of the close of the year, and the denominator of which is the lesser of

a. the product of 125% multiplied by the dollar limitation in effect under Section 415(b)(l)(A) of the Code for such year, or

b. the amount which may be taken into account under Section 415(b)(l)(B) of the Code with respect to such Employee under the defined benefit plan for such year multiplied by 140%.

(ii) the term “Defined Contribution Plan Fraction” shall mean the aggregate Annual Addition to this Plan as determined in Section 3.04 (and all other defined contribution plans ever maintained by the Company or any member of the Controlled Group, if applicable) determined as of the close of the year over the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Company:

a. the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year (determined without regard to Section 415(c)(6) of the Code) multiplied by 125%, or

b. the amount which may be taken into account under Section 415(c)(l)(B) (or Section 415(c)(7) or (8), if applicable) of the Code with respect to such employee under such plan for such year multiplied by 140%.

ARTICLE III-A

INVESTMENT OPTIONS

Section 3.01-A - Choice of Investment Options

(a) The following Investment Options are currently available:

Option 1	-	Hughes Equity Fund

Option 2	-	Hughes Fixed Income Fund

Option 3	-	Class H Common Stock Fund

Option 4	-	Hughes Balanced Fund

Option 5	-	Raytheon Stock Fund

Option 6	-	Fidelity Mutual Funds

The Plan will maintain the Raytheon Stock Fund as part of the Trust Fund until five years following its acquisition by the Trust (or such lesser or greater time as determined by the Company), at which time the Trustee shall dispose of all Raytheon Stock at the Raytheon Stock Sales Price and shall as soon as administratively feasible thereafter dispose of the Raytheon Stock Fund, and the proceeds of such disposition shall be allocated to the Participant’s Account based on the Dollar Balance of the Raytheon Stock Fund and shall be invested by the Trustee in accordance with the Participant’s investment direction as then in effect and as provided herein.

(b) Except for the Raytheon Stock Fund, contributions made to the Plan by the Company on behalf of such Participant shall be invested by the Trustee in one or more Investment Options as elected by a Participant pursuant to a Participant Direction. Contributions allocated to any such Investment Option must be designated by the Participant in whole percentage increments (with a minimum of 1%, but in no event less than the lesser of $250 or the entire value of the contributions) of the amounts contributed. Company Contributions under Section 3.01(b) and (c)(ii) shall be invested proportionately in each Investment Option as selected in this paragraph. Company contributions under Section 3.01(c)(i) shall remain invested in the Class H Common Stock Fund until the end of two (2) full Plan Years following the Plan Year of such contribution. If the Participant fails to elect an Investment Option as provided herein, the Participant shall be deemed to have elected the Hughes Fixed Income Fund as the Investment Option for his entire Account, except as otherwise provided in this paragraph.

(c) Income from, and gains on, investment in each Fund shall be reinvested in such Fund.

Section 3.02-A - Continuation and Change of Investment Options for Future Contributions

(a) Any contributions under Section 2.01(a) or (b) allocated to any Investment Option under Section 3.01-A(b) elected by a Participant pursuant to a Participant Direction shall be deemed to be a continuing direction until changed as provided in paragraph (b).

(b) A Participant may not allocate any future contributions to the Raytheon Stock Fund. Except for the foregoing, a Participant may change his Investment Options as to the allocation of future contributions by delivering a Participant Direction to the Administrator at any time during each year.

Section 3.03-A - Limitations on Change of Investment Options for Past Contributions and Disposition of Raytheon Stock

(a) A Participant may, except as provided in Section 3.01-A(b) relating to the two (2) full Plan Year investment requirement for the Class H Common Stock Fund, by a Participant Direction, elect to have a percentage (designated in whole percentage increments with a minimum of 1%, but in no event less than the lesser of $250 or the entire value of the Investment Option) of the Dollar Balance in one (or more than one) Investment Option of the Participant transferred to any one (or more than one) other Investment Option. For purposes of determining the dollar amount of such transfer, the Dollar Balance of such Investment Option shall be determined on the Business Day that such Participant Direction is effective.

(b) A Participant may on any Business Day by a Participant Direction elect to have a percentage (designated in whole percentage increments with a minimum of 1%, but in no event less than the lesser of $250 or the entire value of the Raytheon Stock Fund) of the Dollar Balance of the Raytheon Stock Fund transferred to any other Investment Option. No transfer is allowed from another Investment Option to the Raytheon Stock Fund.

ARTICLE IV

MAINTENANCE AND VALUATION OF ACCOUNTS

Section 4.01 - Maintenance of Separate Accounts

A separate record of a Participant’s Account determining the Elective Deferrals, Employee Contributions, and rollover and direct transfers (including separately accounting for any after-tax amounts) received in accordance with Section 12.04(a) (as well as gains, losses, withdrawals and other credits with respect thereto), and showing the amount of each Participants investment in each Fund shall be maintained currently by the Trustee (or if the Administrator shall so elect, by Hughes or a third party record-keeper) containing sufficient information to permit a determination of the Dollar Balance of such Participant’s Account at any time in accordance with the Unit system described in this Article, and to permit such other determinations as may be required to carry out the provisions of the Plan and the Code.

Section 4.02 - Hughes Equity, Hughes Fixed Income. Hughes Balanced Fund, Class H and Raytheon Units

(a) The interest of each Participant in each Fund resulting from Participant and Company contributions shall be represented by Units allocated to the Participant.

(b) The initial value of each Unit in the Hughes Equity Fund was $1.00 on April 1, 1968, in the Hughes Fixed Income Fund was $1.00 on January 1, 1974, in the Hughes Balanced Fund was $4.00 on December 1, 1988, in the Class H Common Stock Fund was $10.00 on June 1, 1998, and in the Raytheon Common Stock Fund was $10.00 on June 1, 1998.

(c) Units shall be credited to Participants on such basis for the contributions deposited into the Funds on behalf of each Participant. Each contribution to the Funds on behalf of a Participant or payment made to a Participant prior to that next Valuation Date shall result in a credit or charge to his Account equal to the number of Units contributed or paid, as the case may be.

(d) On each Valuation Date, an amount equal to the fair market value of all property in each Fund (including each Fidelity Mutual Fund) on such Valuation Date (after payment or provision for payment thereof of such Fund’s share of Trust expenses as provided in Section 8.05(b)(ii)) shall be determined by the Trustee in such manner and on such basis as it shall deem appropriate. Such amount for each Fund shall be divided by the total number of Units credited to all Participants in such Fund on the particular Valuation Date, thereby establishing a new Net Asset Value for the Fund.

(e) Each contribution to any Fund or payment from any Fund on or after such Valuation Date and prior to the next Valuation Date shall be converted to Units by dividing the Net Asset Value of such Fund into the amount of such contribution or payment, and the individual Account of each affected Participant shall be credited or charged, as the case may be, with the portion of the number of Units so computed properly attributable to such Participant.

Section 4.03 - Class H Common Stock; Class H Common Stock Fund

(a) Prior to June 1, 1998, the interest of each Participant in Class H Common Stock, resulting from Participant and Company Contributions, as represented in shares allocated to the Participant’s Account. On and after June 1, 1998, the interest of each Participant shall be in Units of the Class H Common Stock Fund.

(b) Contributions to be invested in Class H Common Stock Fund (and prior to June 1, 1998, in the Class H Common Stock), and cash dividends received by the Trustee on Class H Common Stock, shall prior to June 1, 1998, be invested in the Class H Common Stock, and thereafter in the Class H Common Stock Fund which in turn will invest in Class H Common Stock as received, or as soon as practicable thereafter.

(c) Class H Common Stock acquired by the Trustee under the terms of this Plan shall be registered in the name of the Trustee or its nominee, who shall vote the shares (including fractions) credited to each Participant as instructed by the Participant, and shall vote the shares for which instructions are not timely received as it determines in its discretion in its capacity as Trustee.

Section 4.04 - Raytheon Stock; Raytheon Stock Fund

(a) Prior to June 1, 1998, the interest of each Participant in Raytheon Stock, resulting from the interest of such Participants in Class H Common Stock and the spin off of HE Holdings, Inc. and the merger of Raytheon Company into it was represented in shares of Raytheon Stock allocated to the Participant’s Account. On and after June 1, 1998, the interest of each Participant shall be in Units of the Raytheon Stock Fund.

(b) Cash dividends received by the Trustee on Raytheon Stock shall be invested in the Raytheon Stock Fund (and prior to June 1, 1998, in Raytheon Stock) as received, or as soon as practicable thereafter.

(c) Raytheon Stock acquired by the Trustee under the terms of this Plan shall be registered in the name of the Trustee, or its nominee, who shall vote the shares (including fractions) credited to each Participant as instructed by the Participant, and shall vote the shares for which instructions are not timely received as it determines in its discretion in its capacity as Trustee.

Section 4.05 - Fidelity Mutual Funds

(a) The interest of each Participant in each of the Fidelity Mutual Funds, resulting from Participant and Company Contributions, is represented by Units of each such Fidelity Mutual Fund allocated to the Participant’s Account.

(b) Contributions to be invested in each such Fidelity Mutual Fund, and dividends and capital gains received by such Fund, shall be invested in such Fund as received, or as soon as practicable thereafter.

Section 4.06 - Account Valuation

The Trustee, Company or record-keeper (or other designee of the Administrator) shall forward after the end of each Plan Year (or such other times as may be determined by the Administrator) to each Participant a statement, in such form as the Administrator shall determine, setting forth pertinent information relative to each Participant’s Account. Such statement shall, for all purposes, be deemed to have been accepted as correct unless the Participant properly contests such statement in accordance with the claims procedure under Section 9.09.

ARTICLE V

VESTING; BENEFIT AND WITHDRAWAL RIGHTS

Section 5.01 - Vesting of Participant Contributions and Deferrals

That portion of a Participant’s Account which represents his own contributions, or which represents amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.01(b), adjusted for earnings, gains and losses thereon, shall be Vested at all times.

Section 5.02 - Vesting of Company Matching Contributions

That portion of a Participant’s Account which represents a Company’s Contribution under Section 3.01 (other than Qualified Nonelective Contributions under Section 3.01(d) which are 100% Vested) for any month, adjusted for earnings, gains and losses thereon, shall become Vested on the earliest of:

(a) His Retirement,

(b) The last day of the calendar month preceding his Normal Retirement Age,

(c) His death,

(d) His Separation from the Service because of a Company layoff,

(e) His Separation from the Service because of a determination by the use of a third party retained by the Company to make such a determination that the Participant has become permanently unable to discharge his assigned duties as a result of mental or physical disease or condition,

(f) His Separation from the Service because of Military Service,

(g) For Company Contributions made to the Plan prior to December 1, 2002, his completion of a period of two (2) complete Plan Years after the Plan Year of contribution, in each of which he was employed by the Company or the Controlled Group,

(h) For any Participant credited with an Hour of Service after November 30, 1989 and before December 1, 2002, his service with the Company or a member of the Controlled Group for which the Participant is credited with five (5) Years of Service, or

(i) For any Participant credited with an Hour of Service after November 30, 2002, his service with the Company or a member of the Controlled Group for which the Participant is credited with three (3) Years of Service.

Section 5.03 - Distribution Following Separation and Minimum Required Distributions Prior to Separation

(a) Within sixty (60) days following the later of the Participant’s Separation from the Service or receipt of a Participant Direction, or as soon thereafter as administratively feasible, the Participant (or his Beneficiary, in the event of death) shall receive or shall commence receipt of the Dollar Balance of the Vested portion of his Account valued as of the Valuation Date on which the Participant Direction is effective, and will be paid as provided in the Participant Direction either in a lump sum or in a manner specified in Section 5.04. In any event, unless the Participant elects or is deemed to have elected otherwise as provided herein and in Section 5.04, the payment of benefits under the Plan to the Participant or his Beneficiary shall begin following a Participant Direction not later than the sixtieth (60th) day after the close of the Plan Year in which falls the latest of:

(i) the date on which the Participant attains age sixty-five (65);

(ii) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(iii) the date of the Participant’s Separation from the Service.

(b) Except as provided in paragraph (c), the portion of his Account which is not Vested shall be forfeited:

(i) for a Participant whose Separation from the Service is processed by the Administrator prior to March 1, 1997, as of the Valuation Date coinciding with or next following the date of the Participant’s Separation from the Service; and

(ii) for a Participant whose Separation from the Service is processed by the Administrator on or after March 1, 1997, as of the Valuation Date coinciding with or next following incurring five (5) consecutive Break in Service Years.

(c) The Dollar Balance of the portion of his Account which is forfeited shall be restored, but no repayment of the amounts distributed shall be permitted, if:

(i) for Plan Years prior to December 1, 1989, the Participant is an Employee on the last day of any of the five (5) consecutive Plan Years beginning with the year in which such Separation from the Service occurred, and

(ii) for Plan Years beginning on or after December 1, 1989, the Participant is reemployed prior to incurring five (5) consecutive Break in Service Years.

(d) Notwithstanding any other provision contained herein to the contrary, in order to satisfy the required minimum distributions under Section 401(a)(9) of the Code, the interest of the Participant will be distributed in accordance with the following:

(i) prior to a Separation from the Service, in annual periodic payments commencing no later than the last quarter of the taxable year immediately preceding the Participant’s Required Beginning Date (or at such other time as may be determined by the Administrator in accordance with the minimum distribution requirements of Section 401(a)(9) of the Code), amounts equal to not less than the quotient obtained by dividing the Participant’s Dollar Balance on the Valuation Date on the last day of the prior calendar year (and adjusted as may be determined by the Plan Administrator in its sole discretion) by the Participant’s life expectancy determined by using the expected return multiples in Table V of Treasury Regulations Section 1.72-9 (the “Applicable Life Expectancy”) for the first such year and by reducing such Participant’s Applicable Life Expectancy by one (1) (and not recalculating the Participant’s life expectancy) for each year thereafter, and such amounts will continue to be distributed to the Participant until the Participant incurs a Separation from the Service, and

(ii) upon a Separation from the Service as provided in Section 5.04, provided payments are made over a period not exceeding the Applicable Life Expectancy of the Participant determined at the time such distribution commences, and

(iii) for purposes of this Plan, the following definitions shall apply:

a. “Required Beginning Date” means:

i. for a Participant who attains age 70-1/2 prior to January 1, 2000, and for a 5% Owner, the April 1 following the calendar year in which the Participant attains age 70-1/2; and

ii. for a Participant who attains age 70-1/2 after December 31, 1999 and who is not a 5% Owner, the April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or Separates from the Service.

b. “5% Owner” means a Participant who is treated as a 5-percent owner for purposes of Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2.

(e) With respect to distributions under the Plan made on or after December 1, 2001 for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the “2001 Proposed Regulations”), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to December 1, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to December 1, 2001 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

(f) Effective July 1, 1999, if the Dollar Balance of the Vested portion of his Account does not exceed $5,000 (the “Maximum Cash Out Level”), payment of benefits at the Maximum Cash Out Level (or at a lesser cash out amount as may be determined by the Plan Administrator in its sole discretion from time to time) will be made (or for the Participant who is zero Vested, the entire Dollar Balance of his Account shall be deemed to have been made in a lump sum) as provided herein without the need of a Participant Direction. If the Dollar Balance of the Vested portion of the Participant’s Account exceeds $5,000, then the Participant must consent in writing to a distribution that commences prior to the date on which the Participant attains age sixty- five (65).

Section 5.04- Installment and Lump Sum Distributions and Commencement of Distribution

(a) Upon a Separation from the Service, a Participant will, subject to the restrictions of this paragraph, the minimum distribution requirements of Section 5.03(d), and the Participant consent requirements of Section 5.03(e), receive distributions in accordance with the following:

(i) Election Within 30 Days Following Separation from the Service: if the Participant elects, by giving a Participant Direction within thirty (30) days following Separation from the Service, then:

a. Lump Sum Distributions: the Participant may commence immediate receipt of the Dollar Balance in a lump sum, or elect to defer commencement to not later than age 70-1/2; or

b. Installment Distributions: if the Participant has a Separation from the Service by reason of Retirement, the Participant may elect to receive distributions of the Participant’s Dollar Balance in annual installment payments over a period of no less than two (2) nor more than ten (10) years, or defer the receipt of the Participant’s Dollar Balance to not later than the Participant’s Required Beginning Date; and following the deferral period, to receive the Participant’s Dollar Balance in annual installments over a period of no less that two (2) nor more than ten (10) years; provided such distributions satisfy the minimum distribution requirements of Section 5.03(d)(ii).

(ii) No Election Within 30 Days of Separation from the Service: if a Participant makes no election within thirty (30) days of Separation from the Service and does not make an election as provided in paragraph (iii), the Participant shall be deemed to have elected a distribution as provided in Section 5.03(d)(i) commencing not later than the Participant’s Required Beginning Date.

(iii) Election To Take Lump Sum: if a Participant either makes no election within thirty (30) days of Separation from the Service, elects to defer receipt of the lump sum distribution under subparagraph (a)(i)a or elects installment payments under subparagraph (a)(i)b, and then subsequently elects following his Separation from the Service to receive a lump sum, then the Participant’s Dollar Balance shall be distributed in a lump sum.

(b) Payment of Annual Installments: If a Participant elects to receive his Dollar Balance in annual installments, the first installment shall be made within sixty (60) days, or as soon as administratively feasible thereafter following the Valuation Date coinciding with or next following termination of the deferral period under subparagraph (a)(i)b, or within sixty (60) days, or as soon as administratively feasible thereafter following the Valuation Date coinciding with or next following his Separation from the Service. The amount of each installment shall be equal to the portion of the Dollar Balance then payable determined in accordance with Section 4.01 as of the Valuation Date coinciding with or next following the Participant’s Separation from the Service, or anniversary date thereof, or the date of termination of the deferral period, or anniversary date thereof, as applicable divided by the then remaining installment period. Payments shall be distributed proportionately from each Investment Option of the Participant.

(c) Payment of Lump Sum: if the Participant elects to receive his Dollar Balance in a lump sum, the amount of such lump sum shall be equal to the Vested Dollar Balance of his Account valued as of the Valuation Date coinciding with or next following receipt by the Administrator of a Participant Direction and will be paid within sixty (60) days, or as soon as administratively feasible thereafter following such Valuation Date.

(d) A Participant may elect by a Participant Direction in any distribution under this Section or Sections 5.03(d), 5.05 or 5.11 to receive shares of Class H Common Stock or Raytheon Stock, or both, allocated to his Account provided the number of shares to be distributed in a lump sum is a whole number, or to receive cash in lieu of part or all thereof.

(e) The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

Section 5.05 - Withdrawals of After-Tax Contributions and Certain Vested Company Contributions

(a) Effective July 1, 1999, a Participant either prior to or following a Separation from the Service (or former Participant who is deemed not to have incurred a Separation from the Service because such former Participant continues employment on the same job for a different employer as a result of a liquidation, sale, merger or the like between the Company and the new employer (including successors to the new employer) thereby making the former Participant subject to the “same desk rule”) may from time to time, following a Participant Direction to the Administrator, elect to withdraw some or all of that portion of the Dollar Balance of his Account representing

(i) either his own contributions made pursuant to Section 2.01(a), or

(ii) the Dollar Balance of his Account relating to a Matching Contribution and representing either the Vested Company Contributions that were contributed in the Plan Years that ended two (2) or more Plan Years prior to withdrawal determined under Section 5.02(g) or the Vested Company Contributions for any Employee who has been a Participant for five (5) or more years.

A Participant may not withdraw any portion of the Dollar Balance of his Account representing amounts deferred from his Compensation and contributed by the Company under Section 2.0l(b) except as provided under Section 5.08, or representing Company Matching Contributions that must remain invested in the Class H Common Stock Fund until the end of the two (2) full Plan Years following the Plan Year of such contributions or deferrals as required by Section 3.01(e). Withdrawals shall be valued as of the Valuation Date coinciding with or next following the date in which notice of withdrawal is received by the Administrator and shall be paid to a Participant within sixty (60) days, or as soon as administratively feasible thereafter, following such Valuation Date. In no event may a Participant’s total withdrawals under this Section from any Investment Option exceed the total amount actually contributed by him to such Investment Option.

(b) The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

(c) A partial withdrawal shall be in the minimum amount of $250.

(d) A Participant may not make a withdrawal within twenty-six (26) weeks of any prior withdrawal under this Section.

(e) Effective January 1, 2000, a processing fee of $20 (or such other amount as may be set by the Plan Administrator) will be charged to the Participant’s Account for each Participant withdrawal hereunder.

Section 5.06 - No Repayment of Withdrawals

A Participant may not pay back amounts withdrawn from his Account.

Section 5.07 - Forfeiture of Non-Vested Company Contributions

All forfeitures shall be credited against (and to that extent reduce) further Company contributions, as provided in Section 3.03.

Section 5.08 - Hardship Withdrawals

(a) Prior to incurring a Separation from the Service, a Participant may request a hardship distribution from his Account of amounts authorized by the Participant to be deferred from his Compensation and contributed by the Company under Section 2.0l(b) (including any income attributable to such amounts prior to 1989), or received as a rollover contribution under Section 12.04(a) (including earnings). For the purposes of this Section, a hardship distribution shall be in the minimum amount of $250 and shall mean a distribution (including any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution):

(i) which distribution is determined by the Administrator based on all relevant facts and circumstances to be necessary to meet the immediate and heavy financial needs of the Participant, or

(ii) which distribution is deemed to be necessary to meet the immediate and heavy financial needs of the Participant if used to:

a. pay costs directly related to the purchase of the Participant’s principal residence (excluding mortgage payments),

b. pay tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary schooling of the Participant, the Participant’s spouse, or the Participant’s children or dependents,

c. pay medical expenses described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s spouse, or any dependents (as described in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code which the Participant is obligated to pay and which are not otherwise payable under any insurance coverage in force for the Participant, or

d. to prevent the eviction of the Participant from, or a foreclosure on the mortgage or deed of trust of, the Participant’s principal residence; and

(iii) which does not exceed the amount required to meet the immediate and heavy financial needs as described in subparagraphs (a)(i) and (ii), and which is not reasonably available from other resources of the Participant as described in paragraph (b).

(b) In order to receive a hardship distribution, a Participant must file a Participant Direction with the Administrator detailing the facts necessary to satisfy the requirements of subparagraph (a)(iii) and if applicable subparagraph (a)(i). A hardship will be treated as satisfying the requirements of subparagraph (a)(iii) if the Administrator reasonably relies on the Participant Direction unless the Administrator has actual knowledge to the contrary that the need cannot be reasonably relieved from other sources, including assets of the Participant’s spouse and minor children that are reasonably available to the Participant, such as insurance proceeds, liquidation of assets of the Participant (including withdrawal of benefits from the Plan under Sections 5.05 and 5.11, and Participant loans under Section 5.09), and cessation of Participant contributions to the Plan, or loans from other plans maintained by the Company, or by borrowing from commercial lenders on reasonable commercial terms. Any amounts distributed as a hardship distribution shall be in a single sum paid by the Trustee, in accordance with the direction of the Administrator, as soon as practicable after receipt by the Administrator of such a request. The Administrator shall determine whether a financial hardship exists and the amount required to be distributed to meet the need created by the hardship in a uniform and nondiscriminatory manner.

(c) A Participant who exercises the right of withdrawal in the event of hardship shall not incur a forfeiture of any Company contributions and shall continue participation in the Plan, unless otherwise ineligible as provided by the terms of the Plan.

(d) The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

Section 5.09 - Participant Loans

(a) Subject to the approval and in accordance with the rules of the Administrator which is responsible for establishing a Participant loan program, a Participant either prior to or following a Separation from the Service (including a Participant who is deemed not to have had a Separation from the Service because of the same desk rule), may borrow from the Trust for a period of not less than one (1) year and not longer than four (4) years, an amount of not less than $1,000 nor in the aggregate more than the lesser of 50% of the Vested portion of the Dollar Balance of his Account, or the difference between $50,000 and the Participant’s highest loan balance from the Plan during the one-year period ending on the day before the date on which the new loan is made. A loan processing fee of $65 (or such other amount as may be set by Hughes) will be charged to the Participant’s Account for each Participant loan.

(b) Any such loan (together with all other outstanding Participant loans, which loans may not exceed three (3)) shall be secured by 50% of the Participant’s Vested portion of his Account and shall bear interest at 1% over the Prime Rate as published in the Eastern edition of The Wall Street Journal on the last Business Day of the month preceding the month in which the loan is made.

(c) If either principal or interest on any such loan is not paid within one hundred and twenty (120) days after the date when due, and in any event, five (5) years from the date of the loan (hereinafter the “Deemed Distribution Date”), the full amount of the unpaid principal and accrued interest will be treated as a deemed distribution and reported as such in the calendar year in which the Deemed Distribution Date occurs by the Trustee from the Participant’s Account assigned as security as determined by the Administrator.

(d) Any such loan repayment and any interest received thereon shall be allocated to the Account of the borrowing Participant among the various Investment Options (except the Raytheon Stock Fund) as selected by the Participant for contributions as provided in Section 3.01-A(a).

(e) While any such loan remains outstanding, no borrowing may be made more often than once in any six (6) month period.

(f) In the event the Participant elects to take a distribution of his Account, then the entire outstanding balance of principal and interest, if any, shall be immediately due and payable. Unless paid in full, such unpaid principal and interest may be collected by the Trustee from the Participant’s Account in the same priorities as set forth in paragraph (c). In the event of a distribution of a Participant’s Account, all loans from the Trust to the Participant shall be distributed to the Participant or to his Beneficiary in the event of death, as soon as administratively feasible.

(g) A Participant who is not on the active payroll of a Company shall make monthly payments to the Administrator in accordance with a loan repayment schedule.

(h) Amounts collected from the Participant’s Account under paragraphs (c) or (f) shall be treated as a distribution, and to the extent taxable shall be reported to the Internal Revenue Service.

Section 5.10 - Distribution on Sale of Assets or Sale of Subsidiary

Within sixty (60) days after the Valuation Date coinciding with or next following the disposition by a Company described in paragraphs (a) or (b), the approval by Hughes, and election by the Participant, or as soon thereafter as administratively feasible, the Participant shall receive the Dollar Balance of the Vested portion of his Account valued as of the Valuation Date coinciding with or next following such disposition and approval in a lump sum.

(a) The disposition by a Company to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code and as provided by Section 1.401(k)-l(d)(4) of the regulations) used in a trade or business of such Company if such Company continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

(b) The disposition by a Company to an unrelated entity of such Company’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code and as provided by Section 1.401(k)-(d)(4) of the regulations) if such Company continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

Section 5.11 - Withdrawal by Participant Following Age 59-1/2

(a) Following the attainment of age fifty-nine and one-half (59-1/2) and either prior to or following a Separation from the Service (including a Participant who is deemed not to have had a Separation from the Service because of the same desk rule), a Participant following a Participant Direction to the Administrator may elect from time to time to withdraw some or all of that portion of the Dollar Balance of his vested Account, except for the Company Matching Contribution that must remain invested in the Class H Common Stock Fund until the end of two (2) full Plan Years following the Plan Year of such contributions or deferrals as required by Section 3.01(e). Withdrawals shall be valued as of the Valuation Date coinciding with or next following the date on which notice of withdrawals is received by the Administrator and shall be paid to a Participant within sixty (60) days from such Valuation Date, or as soon as administratively feasible thereafter in a lump sum. In no event may a Participant withdraw any portion of his Account that is not vested.

(b) A withdrawal under this Section shall be in the minimum amount of $250.

(c) A Participant may not make a withdrawal within twenty-six (26) weeks of any prior withdrawal under this Section.

(d) The Dollar Balance of any distribution under this Section shall be distributed proportionately from each Investment Option of the Participant, and shall not receive credit for any interest, earnings, gains or losses from the applicable Valuation Date to the date of receipt by the Participant.

(e) Effective January 1, 2000, a processing fee of $20 (or such other amount as may be set by the Plan Administrator) will be charged to the Participant’s Account for each Participant withdrawal hereunder.

ARTICLE VI

SUSPENSION OF DEFERRAL OF COMPENSATION AND CONTRIBUTIONS

Section 6.01 - Voluntary Suspension of Deferrals and Contributions

(a) A Participant may at any time elect to suspend deferral of Compensation or payroll deductions for purposes of Section 2.01 of the Plan until further notice. Suspension shall become effective commencing with the first payroll period following the receipt of a Participant Direction by the Administrator, or as soon thereafter as administratively feasible.

(b) Such a suspended Participant may resume deferral of Compensation or payroll deductions for the purposes of the Plan (if he is then an Eligible Employee), not later than the first payroll period following the receipt of a Participant Direction by the Administrator, or as soon thereafter as administratively feasible.

Section 6.02 - Involuntary Suspension of Deferrals and Contributions

(a) A Participant’s deferral of Compensation or payroll deductions for the purposes of the Plan shall be suspended whenever:

(i) no payment of Compensation is made to the Participant or the amount payable after all other deductions required by law or the Company is less than the full deduction for the purposes of the Plan, or

(ii) the Participant, although an Employee, is not an Eligible Employee, or

(iii) payroll deductions for purposes of the Plan would be contrary to law.

(b) Unless a suspended Participant gives a Participant Direction to the Administrator to the contrary, such Participant’s previously authorized deferral of Compensation or payroll deductions shall resume automatically effective the first payroll period following the date when the cause of suspension is terminated, or as soon thereafter as administratively feasible.

Section 6.03 - Participation During Suspension

(a) Suspension of a Participant’s deferral of Compensation or payroll deduction for purposes of the Plan, whether voluntary or involuntary, shall not interrupt his continuity of participation in the Plan or otherwise affect his benefit and withdrawal rights, which shall be determined in accordance with the provisions of Article V.

(b) During the period of a Participant’s suspension, the Company contributions on his behalf under Section 3.01 shall be similarly suspended, but the Trustee shall continue to value as of each Valuation Date during such period the Participant’s Account in accordance with the provisions of Article IV.

(c) A Participant may not make up suspended deferrals of Compensation or payroll deductions.

ARTICLE VII

PAYMENT TO A BENEFICIARY

Section 7.01 - Death Benefit Payment to Beneficiary

(a) If a Participant dies, payment of the benefits provided under the Plan shall be made to his Beneficiary upon receipt by the Administrator of evidence satisfactory to it of the death of the Participant and of the identity and existence at the time of death of the Beneficiary of the Participant.

(b) A Beneficiary by a Participant Direction may specify any form of benefit distribution subject to Section 7.02 and as permitted under Sections 5.03 and 5.04 of the Plan, and if the Beneficiary gives a Participant Direction to the Administrator within sixty (60) days after the Participant’s death that payment is to be made in a form specified in Section 5.03 or 5.04 of this Plan, then payment shall be made in accordance with such election.

(c) If the Beneficiary fails to give a Participant Direction as provided in Section 7.01(b) above, then payment shall be made in cash in a lump sum valued as of the Valuation Date coinciding with or next following the receipt of all required documentation for distribution.

Section 7.02 - Timing of Death Benefit Payment

Upon the death of the Participant, distribution will be made in accordance with Section 7.01, provided that distribution occurs at least as rapidly as follows:

(a) If the Participant dies after distribution of benefits provided under the Plan has commenced, the remaining portion of such benefit may continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(b) If the Participant dies before distribution of benefits provided under the Plan commences:

(i) except for spouses designated as Beneficiaries as provided in paragraph (ii), the Participant’s entire benefit must be distributed either no later than five (5) years after the Participant’s death, or if any portion of the Participant’s benefit is payable to a designated Beneficiary, benefits may be distributed as provided in Sections 5.03 or 5.04, but must be made over a time period no greater than the life expectancy of the designated Beneficiary and with payments commencing no later than one (1) year after the Participant’s death; and

(ii) if the designated Beneficiary is either the Participant’s surviving spouse or a trust that satisfies the requirements of Q&A D-5(b) of IRS Proposed Regulations under Section 1.401(a)(9)-l and that names the Participant’s surviving spouse as its designated beneficiary, the date on which distributions are required to begin shall not be earlier than the date on which the Participant would have attained age 70-1/2, unless the designated Beneficiary makes a Participant Direction to receive benefits as provided in Sections 5.03 or 5.04. If the spouse is the designated Beneficiary and dies before payments begin, subsequent distributions shall be made as if the spouse had been the Participant.

Section 7.03 - Beneficiary of Married Participant

If the Participant is married, the Beneficiary is the Participant’s surviving spouse, unless the surviving spouse has consented in writing to the designation of another Beneficiary and the surviving spouse’s signature has been witnessed by a Plan representative or notary public; provided, however, spousal consent is not required if the Participant is legally separated, or the Participant has been abandoned and the Participant has a court order to that effect unless a qualified domestic relations order as defined in Section 414(p) of the Code provides otherwise. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, even if the guardian is the Participant, may give the consent. A Participant may change his designation of Beneficiary at any time effective upon filing with the Administrator a Participant Direction of such change, provided that the Participant’s spouse, if any, has consented thereto as herein provided.

ARTICLE VIII

TRUST AGREEMENT

Section 8.01 - Appointment of Trustee

The Trust Fund shall be held by a corporate Trustee or Trustees selected by Hughes pursuant to the Trust Agreement. References in the Plan to Trustee shall be deemed to be applicable with equal force to co-Trustees or successor Trustees who may be so designated by Hughes. Hughes may from time to time remove any Trustee or Trustees and may appoint substitute, successor and co-Trustees.

Section 8.02 - Provisions of Trust Agreement

The Trust Agreement is and shall be in such form and contain such provisions as Hughes deems appropriate and shall be deemed to form a part of the Plan. All rights and benefits that may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement.

Section 8.03 - Express Benefit Limitation

Nothing in the Plan or in the Trust Agreement shall be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person except to the extent expressly provided in the Plan.

Section 8.04 - No Guarantee of Benefit

Neither the Companies nor the Trustee warrant or represent in any way that amounts contributed to the Plan or transferred to one or more Investment Options will earn any particular investment return or that the amount in any Investment Option, whether contributed by the Participant or the Companies, will be preserved. Each Participant assumes this risk as to his own Account except as otherwise provided by ERISA.

Section 8.05 - Payment of Costs, Expenses and Taxes

(a) Except as provided in paragraph (b), all routine costs and expenses incurred in the administration of the Plan, except brokerage fees, commissions, stock transfer taxes, and any other fees and expenses relating to the acquisition or disposition of Class H Common Stock, shall be borne by the Companies.

(b) The following costs and expenses will be paid by the Trust Fund:

(i) counsel fees and expenses relating to acquisition or disposition of property, counsel fees and expenses incurred in connection with legal services relating to the Plan that at the sole discretion of Hughes are not paid under paragraph (a), brokerage fees, commissions, stock transfer taxes, and fees and expenses of Investment Managers and Investment Directors will be allocated among the Trust Fund as determined by the Administrator, and

(ii) the fees and expenses of the Trustee, fees for administrative and record-keeping services (including Participant disclosures and Plan testing requirements) provided by the Trustee, by Hughes or a third party will be allocated on an estimated basis among Participants, as determined by the Administrator.

(c) Taxes incurred, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof shall be paid from the Trust Fund.

Section 8.06 - Common Investments with Hughes Savings Plus Plan

(a) Hughes sponsors the Hughes Savings Plus Plan that provides for investment in separate funds similar to the Funds provided for in this Plan. To facilitate investment, the Trustee may hold the Funds under this Plan in common with the Funds for the Savings Plus Plan, as well as with funds of qualified plans sponsored by any related company as may be approved by Hughes. The Trustee shall, however, maintain separate accounts accurately reflecting the equitable shares and the assets of each such Fund so that valuations thereof and determinations of Unit values for each such Fund may be made as and when required by this Plan and the Savings Plus Plan.

(b) The Administrator may, at any time, direct the Trustee to segregate and withdraw the Trust Fund from such common holding with the Savings Plus Plan Trust Fund and the Trustee shall promptly do so. The Trustee’s valuation of assets for the purpose of such segregation and withdrawal shall be conclusive, except as provided in ERISA.

ARTICLE IX

ADMINISTRATION

Section 9.01 - Authority of Administrator

The Administrator shall conduct the general administration of the Plan in accordance with the Plan and Trust Agreement (except that any Committee appointed under Section 9.03 shall have no power or duty to manage or control assets of the Plan) and shall have the discretionary power and authority to carry out that function, including the following discretionary powers and authority:

(a) To determine questions of eligibility of Participants and the entitlement to benefits of Participants, Beneficiaries and all other persons.

(b) As required by law, to engage and designate a qualified public accountant meeting the requirements of Section 103(a)(3)(D) of ERISA, and other accountants, attorneys, appraisers, brokers, consultants, administrators, physicians or other persons and (with the Companies and their officers, directors and employees) to rely upon the advice, opinions or valuations of any such persons and, except as required by law, be fully protected in acting or relying thereon in good faith.

(c) To interpret and construe the terms of the Plan.

(d) To conduct claims procedures as provided in Section 9.09.

(e) To delegate any power or duty to any other person or persons including a committee appointed pursuant to Section 9.03.

(f) To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA (but not for furnishing information, statements or documents as required by Section 104(b)(l), (2) or (3) or Section 104(c) or Section 105(a) or (c) of ERISA).

(g) To exercise any powers delegated to the Administrator by the Trust Agreement.

Section 9.02 - Prohibition Against Discrimination

The Plan shall not be operated so as to discriminate in favor of Participants who are officers or shareholders or who are highly compensated. The Plan shall be uniformly and consistently interpreted and applied with regard to all Participants in similar circumstances. The Plan shall be administered, interpreted and applied fairly and equitably and in accordance with the specified purposes of the Plan.

Section 9.03 - Administrative Committee

Hughes may, but need not, appoint an Administrative Committee consisting of one or more members to function as the Administrator.

Section 9.04 - Compensation of Committee

(a) The members of the Committee shall receive no remuneration from the Trust Fund for their services as such.

(b) Except as provided in Section 8.05(b), the Companies shall pay or reimburse each Employee functioning under Section 9.0l(e), each member of such Committee and each Investment Director for all expenses (including reasonable attorneys’ fees) properly incurred in the performance of his functions under the Plan and Trust Agreement.

(c) The Companies shall indemnify and hold each such Employee and each member of any such Committee and each Investment Director harmless from all claims, liabilities and costs (including reasonable attorneys’ fees) arising out of the good faith performance of his functions hereunder.

(d) The Companies may obtain and provide for any such Employee, Committee member, or Investment Director at the Companies’ expense, liability insurance against liabilities imposed on him by law.

(e) Expenses referred to in Section 9.04(b) not paid by the Companies shall be paid from the Trust Fund to the extent permitted by law.

(f) Fees and expenses of persons (other than Employees who function under Section 9.01(e), and any Committee members and Investment Directors) shall not be paid or reimbursed by the Companies except as agreed upon by the Companies.

Section 9.05 - Effect of Administrative Action

Except as provided in Section 9.09, all actions taken and all determinations made by the Administrator, any Investment Director and the Companies in good faith shall be final and binding upon all Participants, Beneficiaries, the Trustee and any person interested in the Plan or Trust Fund.

Section 9.06 - Payments and Prohibition of Assignment

(a) The Trustee shall, except as otherwise provided in paragraph (b), pay all amounts payable hereunder only to the person or persons designated under the Plan and not to any other person or corporation. The receipt of the person to whom such payment is made shall be complete discharge to the Trustee for any sums so paid.

(b) In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan, the Trustee may retain the amount in controversy and shall not be liable for the payment of any interest or income on any such amount except to the extent of gains, if any, of the Trust Fund attributable thereto.

(c) No part of the Trust Fund shall be liable for the debts, contracts or engagements of any Participant, his Beneficiaries or successors in interest, or be taken in execution by levy, attachment or garnishment or by any other legal or equitable proceeding, while in the hands of the Trustee, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever, except to designate a Beneficiary and as provided in Section 5.09. The preceding sentence shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order as defined in Section 414(p) of the Code (“QDRO”), or unless the Administrator determines in its sole discretion to treat any domestic relations order entered into before January 1, 1985, as a QDRO. Notwithstanding any other provisions contained in the Plan to the contrary, payment of benefits from the Plan to an alternate payee under a QDRO will commence as soon as administratively feasible following receipt of a QDRO and will be in the form of a lump sum distribution.

Section 9.07 - Maintenance of Name and Address

Each Participant shall be responsible for furnishing the Administrator with his correct current address and correct current name and address of his Beneficiary.

Section 9.08 - Communication Requirements

(a) All applications, notices, designations, elections, and other communications from Participants shall be a Participant Direction as prescribed by the Administrator, and shall be mailed or delivered in such manner as required by the Administrator to such office as may be designated by the Administrator, and shall be deemed to have been given when received by the Administrator.

(b) Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail, in which latter event it shall be deemed to have been delivered and received by the Participant or Beneficiaries when so deposited in the United States mail with postage prepaid and addressed to the Participant or Beneficiary at his last address of record with the Administrator.

Section 9.09 - Claims Procedure

(a) A claim by a Participant, former Participant, Beneficiary or any other person shall be presented to the Manager, Employee Benefits, Corporate Human Resources of Hughes or such other claims official as may be appointed by Hughes in writing within the maximum time permitted by law or under the regulations promulgated by the Secretary of Labor or his delegate pertaining to claims procedures.

(b) The claims official shall, within a reasonable time, consider the claim and shall issue his determination thereon in writing.

(c) If the claim is granted, the appropriate distribution or payment shall be made from the Trust Fund or by the Companies.

(d) If the claim is wholly or partially denied, the claims official shall, within a reasonable time, provide the claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the claimant:

(i) the specific reason or reasons for such denial,

(ii) specific references to pertinent Plan provisions on which the denial is based,

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(iv) an explanation of the Plan’s claim review procedure.

(e) The Administrator shall provide each claimant with a reasonable opportunity to appeal the claims official’s denial of a claim to it for a full and fair review. The claimant or his duly authorized representative:

(i) may request a review upon written application filed with the Administrator,

(ii) may review pertinent documents, and

(iii) may submit issues and comments in writing.

(f) The Administration may establish such time limits within which a claimant may request review of a denied claim as are reasonable in relation to the nature of the benefit which is the subject of the claim and to other attendant circumstances but which, in no event, shall be less than sixty (60) days after receipt by the claimant of written notice of denial of his claim.

(g) The decision by the Administrator upon review of a claim shall be made not later than sixty (60) days after its receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of such request for review.

(h) The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based.

(i) To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the Administrator on review, as the case may be, shall be final and binding on all parties, if warranted on the record and reasonably based on the law and the provisions of the Plan and Trust Agreement.

Section 9.10 - Withholding of Taxes

Some payments out of the Trust Fund may be subject to either mandatory or voluntary withholding for taxes as required by law. Any Participant who makes, or is eligible to make, an election for voluntary withholding may not make or change a withholding election after the Trustee prepares the distribution check.

ARTICLE X

TERMINATION AND AMENDMENT OF THE PLAN

Section 10.01 - Termination or Partial Termination of Plan

(a) The Plan is intended as a permanent program, but Hughes shall have the right at any time to declare the Plan terminated or completely to discontinue contributions to the Plan at any time, as to all Companies, or with respect to any Company or any division, facility or functional operation of a Company. In the event of any termination or partial termination, the interest of each Participant with respect to whom the Plan is terminated in his Account shall become fully Vested. Except as otherwise required under Section 403(d)(l) of ERISA, in the event of such termination, the Administrator shall direct the Trustee to liquidate the Trust Fund and distribute it, less a proportionate share of the expenses of termination, to the persons entitled thereto in proportion to their Account.

(b) Failure of the Companies to make one (1) or more substantial contributions to the Plan for any period of three (3) consecutive Plan Years in each of which the Companies realized substantial current earnings, as shown on their financial reports, shall automatically become a complete discontinuance of contributions at the end of the third such consecutive Plan Year.

(c) In the event of complete discontinuance of contributions to the Plan, the Plan and Trust shall otherwise remain in full force and effect except that all Accounts shall thereupon become fully Vested.

Section 10.02 - Amendment of Plan

As limited in Section 10.01 and the Trust Agreement, complete or partial amendments or modifications to the Plan (including retroactive amendments to meet governmental requirements or prerequisites for tax qualification) may be made from time to time by Hughes; provided, however, that no amendment shall decrease the Vested percentage or amount of interest any Participant has in his Account or eliminate an optional form of benefit protected under Section 41l(d)(6) of the Code. Effective December 1, 1989, any amendment hereto which changes any vesting schedule or which affects any automatic change to or from a top heavy vesting schedule shall not be effective as to any Participant who has at least three (3) Years of Service with the Company if such Participant elects, within a reasonable time after the adoption of such amendment, to have his Vested interest computed without regard to such amendment. Notwithstanding any other provision of the Plan, contributions by the Companies and Participants to the Plan are hereby expressly conditioned upon the issuance by the Internal Revenue Service of a favorable determination letter regarding the Plan’s qualification under Section 401 of the Code and upon the deductibility under Section 404 of said Code of Company contributions; and the Administrator may direct the Trustee to return to the Companies and/or the Participants amounts attributable to any contributions made by them if and to the extent the Administrator deems it necessary to obtain such a determination letter or (with respect to Company contributions) to the extent the Administrator deems in excess of the amounts deductible.

ARTICLE XI

TOP HEAVY PROVISIONS

Section 11.01 - Top Heavy Definitions

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the meaning specified below unless the context clearly indicates to the contrary.

(a) “Aggregation Group” means each qualified plan (including the Plan) of the Company or Companies in which a Key Employee is a Participant, and each other plan of the Company or Companies which enable the Plan or plans containing a Key Employee to meet the anti-discrimination requirements of Sections 401(a)(4) or 410 of the Code. In addition, the Administrator may include in the Aggregation Group any other plan of the Company or Companies that satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Plan and the other plans in the Aggregation Group.

(b) “Compensation” means, except as provided in paragraph (d), compensation stated on the Participant’s Form W-2 for the calendar year that ends with or within the Plan Year.

(c) “Determination Date” means with respect to any Plan Year the last day of the preceding Plan Year.

(d) “Key Employee” means an Employee or former Employee who, at any time during the Plan Year which contains the Determination Date, or any of the four (4) preceding Plan Years, is:

(i) one of the ten (10) Employees of a Company having annual Compensation from such Company of more than the limitation in effect under Section 415(c)(l)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interest in such Company (if two (2) Employees have the same interest the Employee having the greater annual Compensation from the Company shall be treated as having a larger interest);

(ii) a 5% owner of a Company;

(iii) a 1% owner of a Company who has an annual Compensation above $150,000 as defined in Section 415(c) of the Code; or

(iv) an officer of a Company having an annual Compensation greater than 50% of the amount in effect under Section 415(b)(l)(A) of the Code for any such Plan Year (however, no more than the lesser of fifty (50) employees or the greater of three (3) employees or 10% of the Company’s employees shall be treated as officers).

(e) “Non-Key Employee” means an Employee who is not a Key Employee. The beneficiaries of an Employee acquire the character of such Employee. For purposes of this paragraph, Compensation shall have the same meaning as defined in Section 415(c)(3), but including Company contributions made pursuant to a salary reduction arrangement.

(f) “Top Heavy Group” means any Aggregation Group if the sum of the present value of cumulative accrued benefits for Key Employees under all defined benefit pension plans included in the Aggregation Group, and the sum of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group, exceeds 60% of such amounts determined for all employees, calculated as of the determination date, using the most recent Valuation Date within the twelve (12) month period on the Determination Date.

(g) “Top Heavy Plan” means each Plan of the Company or Companies required to be included in an Aggregation Group, if the Aggregation Group is a Top Heavy Group.

Section 11.02 - Top Heavy Special Rules

For purposes of determining whether a Top Heavy Group exists, the following special rules shall apply:

(a) Benefits derived from voluntary or mandatory Participant contributions and Employer contributions shall be taken into account.

(b) The aggregate of distributions made to any Participant from the Plan or any plans in the Aggregation Group, during the five (5) year period ending on the Determination Date shall be taken into account in determining the present value of cumulative accrued benefits of any Participant or the account of any Participant under any such plan.

(c) If a Participant who was a Key Employee ceases to be a Key Employee for a Plan Year, the cumulative accrued benefit or Account of such Participant will not be taken into account for determining whether a Top Heavy Group exists for such Plan Year.

(d) Rollover contributions initiated by an Employee and made to the Plan after December 31, 1983, shall not be taken into account.

(e) The Account of a Participant who has not performed services for the Company during the five (5) year period ending on the determination date shall not be taken into account.

Section 11.03 - Top Heavy Provisions

If the Plan is a Top Heavy Plan for any Plan Year, then with respect to such Plan Year and all subsequent Plan Years, the following provisions shall apply:

(a) Each Participant who has completed three (3) or more Years of Service with the Company shall be fully Vested in his Account.

(b) A Participant who is not a Key Employee shall accrue a minimum Company contribution equal to the lesser of 3% of the Participant’s Compensation or the highest percentage of Compensation at which contributions are allocated or required to be allocated under the Plan for any Key Employee. Non-Key Employees who have become Participants but who subsequently fail to complete one thousand (1,000) hours of service for a Plan Year must receive the minimum benefit. A Non-Key Employee may not fail to receive the minimum benefit because of a failure to authorize a deduction from Compensation under Section 2.01(b). Elective Deferrals made under Section 2.01 by any Key Employees are taken into account in determining the required minimum contribution hereunder, but Elective Deferrals by Non-Key Employees are not counted as a Company contribution for purposes of determining whether the required Company contributions hereunder has been satisfied.

(c) If the sum of the cumulative accrued benefits and the aggregate of the Accounts held by Key Employees under a Top Heavy Group does not exceed 90% of such amounts for all Employees, then the percentage of 3% described in paragraph (b) above shall be replaced by 4%.

(d) If the sum of the cumulative accrued benefits and the aggregate of the Accounts held by Key Employees under a Top Heavy Group does exceed 90% of such amounts for all Employees, then the limitation of 125% contained in Section 3.05(b) shall be replaced by 1.0.

ARTICLE XII

MISCELLANEOUS

Section 12.01 - Proof of Identity of Recipient

The right of any person to receive a payment under the Plan shall be conditioned on the Trustee or the Administrator first being furnished by such person with such documentary evidence (such as proof of death) as the Trustee or Administrator considers necessary for the purpose of administering the Plan.

Section 12.02 - Limitation on Source of Benefit Payment

All benefits payable hereunder shall be provided solely from the Trust, and the Companies, the Administrator and any Investment Director (if any) assume no responsibility for the acts of the Trustee or Investment Managers, except as provided in the Trust Agreement.

Section 12.03 - Payment Conditioned Upon Release of Claims

Any payment to any Participant or his Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Administrator and the Companies, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

Section 12.04 - Rollover, Direct Transfers, Spin Offs and Elective Transfers

(a) The Trustee is hereby authorized, upon the approval of the Administrator, to accept only cash from, or on behalf of, any Employee who is, or who is expected to become, a Participant in the Plan:

(i) Prior to January 1, 2002, as a rollover contribution, the amount distributed directly to the Employee from a plan qualified under Section 401(a) of the Code which satisfies the requirements of Section 402(c)(4) of the Code;

(ii) Effective January 1, 2002, as a rollover contribution, the amount distributed directly to the Employee from :

a. a trustee of a qualified plan described in section 401(a) of the Code;

b. an annuity contract described in section 403(b) of the Code; or

c. an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(iii) Effective January 1, 1993, as a direct transfer, the amount transferred directly from a trustee of a plan qualified under Section 401(a) of the Code, and effective January 1, 2002, the amount transferred directly from:

a. a plan qualified under Section 401(a) or 403(a) of the Code which satisfies the requirements of Section 402(c)(4) of the Code, including after-tax employee contributions which after-tax contributions shall be maintained in a separate account;

b. an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; or

c. an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

which represents an eligible rollover distribution under Section 401(a)(31)(D) of the Code that is payable to such Employee from such plan or contract and that would otherwise be includable in gross income if not directly transferred to the Trustee (except for any after-tax amounts received in accordance with a.); provided, however, the Trustee will not accept any direct transfer from any qualified plan that is described in Section 401(a)(11)(B) of the Code which would require the Plan to distribute benefits in the form of a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity; and

(iv) Effective January 1, 2002, as a rollover contribution the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

The Trustee shall not accept any rollover contributions or direct transfers which are not allowed by law. In advising the Trustee to accept any such amounts, the Administrator shall take such steps as it deems necessary to satisfy itself that any rollover contributions or direct transfers satisfy all of the applicable requirements of the Code. Upon acceptance of such a rollover contribution or a direct transfer by the Trustee, the amount shall be maintained as a portion of the Employee’s Account, invested in the same manner as Company contributions under Section 3.01-A, and shall be, at all times, Vested. Distributions from the Employee’s Account shall be made at such times as determined under the terms of the Plan and in the manner and subject to the limitations set forth herein.

(b) This paragraph applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this paragraph, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(c) The following definitions apply to paragraph (b):

(i) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover

Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually), made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and effective January 1, 2000, any hardship withdrawals of Elective Deferrals under Section 5.08.

(ii) An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401 (a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(iii) A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(iv) A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(d) In order to facilitate the administration of Participant loans for Employees who transfer between members of the controlled group with Hughes or from this Plan to the Hughes Savings Plus Plan, the Trustee is hereby authorized, upon the approval of the Administrator, to spin off to, or to accept a spin off from, any other defined contribution plan sponsored by Hughes of the benefit of such transferred Employee.

(e) In order to facilitate the spin off of HE Holdings, Inc. and its subsidiaries (“Holdings”) and the subsequent merger of Raytheon Company into Holdings (the “Spin Off-Merger”), each employee of Holdings at the time of the Spin Off-Merger who is a Participant:

(i) May elect, for the Valuation Date of the first full month following the completion of the Spin Off-Merger and ending with the Valuation Date of the fifth full month following such Spin Off-Merger, (or during such other election periods as may be determined by Hughes) to authorize the Trustee to transfer the Participant’s Benefit to another qualified defined contribution plan maintained by Raytheon as provided by Section 1.41l(d)-4 Q&A-3(b) of the regulations; or

(ii) May elect no later than the end of the second calendar year following the year in which the Spin Off-Merger occurs to receive a lump sum distribution of the Participant’s Benefit that may be distributed either to the Participant or as a Direct Rollover in accordance with paragraph (b).

(f) In order to facilitate the transfer of any Participant who, effective December 31, 1998, incurs a Separation from the Service and transfers employment from Hughes Electronics Corporation or any other member of the Controlled Group to the Hughes Aircraft Federal Credit Union (the “Credit Union”) (hereinafter referred to as a “Credit Union Transferee), each Credit Union Transferee who is a Participant may elect, during one or more election periods as may be determined by Hughes, to authorize the Trustee to transfer the Participant’s Benefit to another qualified defined contribution plan maintained by the Credit Union as provided by Section 1.411(d)-4 Q&A-3(b) of the regulations.

(g) Upon the approval of Hughes, the Trustee is hereby authorized to spin off and transfer the Account and liabilities with respect hereto of any Participant in accordance with Section 12.06(b).

Section 12.05 - Payments to Minors and Incompetents; Forfeiture of Benefits of Missing Participants

(a) In the event any amount becomes payable under the Plan to a minor or a person who, in the sole judgment of the Administrator, is considered by reason of physical or mental condition to be unable to give a valid receipt therefor, the Administrator may direct that such payment be made to any person found by the Administrator, in its sole judgment, to have assumed the care of such minor or other person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Trustee, the Administrator and the Companies and their officers, directors, employees, agents and representatives.

(b) The Administrator of the Plan shall declare a forfeiture of any Account of any Participant or Beneficiary under the Plan who cannot be found within one (1) year after the Account would have otherwise been payable under the Plan. Any amounts forfeited shall be used as provided in Section 5.07. In the event such Participant or Beneficiary is thereafter located, such previously forfeited Account shall be restored by the Company and shall be paid by the Plan in accordance with the terms hereof.

Section 12.06 - Merger of Plan

(a) In the event of the consolidation or merger of a Company with or into any other business entity, or the sale by a Company of its assets, the Plan shall be terminated in accordance with Section 10.01 with respect to that Company.

(b) The Plan shall not be merged or consolidated with any other plan, nor shall its assets or liabilities be transferred to any other plan, unless each Participant in this Plan would have immediately after the merger, consolidation or transfer (if the plan in question were then terminated) accounts which are equal to or greater in amount than his Account under this Plan as such Account existed immediately before the merger, consolidation or transfer.

Section 12.07 - Named Fiduciaries

(a) The Administrator and Hughes shall be named fiduciaries within the meaning of ERISA and, as permitted or required by law, shall have exclusive authority and discretion to control and manage the operation and administration of the Plan within the limits set forth in the Trust Agreement, subject to proper delegation, and shall have the discretionary authority to determine eligibility for benefits and to construe the terms of the Plan.

(b) Such named fiduciaries, each Investment Director, each Investment Manager and every person who exercises any discretionary authority or discretionary control respecting management of the Trust Fund or Plan, or exercises any authority or control respecting the management or disposition of the assets of the Trust Fund or Plan, or renders investment advice for compensation, direct or indirect, with respect to any moneys or other property of the Trust Fund or Plan or has authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of the Plan, and any person designated by a named fiduciary to carry out fiduciary responsibilities under the Plan, shall be fiduciaries and, as such, shall be subject to provisions of the Plan, the Trust Agreement, ERISA and other applicable laws governing fiduciaries. Any person may act in more than one fiduciary capacity.

Section 12.08 - Allocation of Fiduciary Responsibilities

(a) Fiduciary responsibilities under the Plan are allocated as follows:

(i) the sole power and discretion to manage and control the Plan’s assets, including, but not limited to, the power to acquire and dispose of Plan assets, is allocated to the Trustee, except to the extent that another fiduciary is appointed with the power to control or manage (including the power to acquire and dispose of) assets of the Plan.

(ii) the sole duties, responsibilities and powers allocated to the Companies and the boards of directors of the Companies shall be those expressed in the Plan or the Trust Agreement.

(iii) all fiduciary responsibilities not allocated to the Trustee, the board of directors of any Company, the Companies, any Investment Director, or any Investment Manager or other person or persons granted investment powers are hereby allocated to the Administrator, subject to delegation in accordance with Section 9.01.

(b) Fiduciary responsibilities under the Plan (other than the power to manage or control the Plan’s assets) may be reallocated among fiduciaries by amending the Plan in the manner prescribed in Section 10.02, followed by such fiduciaries’ acceptance of, or operation under, such amended Plan.

(c) Each Participant is responsible for allocating the Participant’s Account among the Investment Options. This Plan is intended to constitute a plan described in Section 404(c) of ERISA and the regulations thereunder, 29 C.F.R. Section 2550.404(c)-l. As a result, to the fullest extent permitted by law, no person who is otherwise a fiduciary under the Plan shall be liable for any loss, or by reason of any breach, which results from the exercise of control by a Participant over the assets in the Participants Accounts. To the extent Section 404(c) of ERISA and the regulations thereunder apply, the Participant shall not be deemed a fiduciary as a result of the exercise of control by the Participant over the assets in the Participant’s Account.

Section 12.09 - Copying and Inspection of Plan Documents

Copies of the Plan and any other documents and records which a Participant is entitled by law to inspect shall be open to inspection by such Participant or such Participant’s duly authorized representatives at the principal office of Hughes at any reasonable business hour.

Section 12.10 - No Express or Implied Employment Contract

The Plan is strictly a voluntary undertaking on the part of the Companies and shall not constitute a contract between the Companies and any Employee, or consideration for, or an inducement or condition of, the employment of an Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Companies or to interfere with or restrict the right of the Companies, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit hereunder except to the extent such right has specifically become fixed under the terms of the Plan and there are funds available therefor in the hands of the Trustee. The doctrine of substantial performance shall have no application to Employees or Participants. Each condition and provision, including numerical items, has been carefully considered and constitutes the minimum limit on performance which will give rise to the applicable right.

Section 12.11 - Service of Legal Process

The Secretary of Hughes is hereby designated as agent of the Plan for the service of process upon the Plan.

Section 12.12 - Statement to Participants

As soon as practicable after the close of each Plan Year, the Administrator shall furnish to each Participant a statement setting forth his Account and such other information as the Administrator shall deem it advisable to furnish.

Section 12.13 - Errors, Misstatements, and Payment of Interest

In the event of any misstatement, error, or omission of fact resulting in payment of benefits in an incorrect amount, the Administrator shall promptly cause the amount of future payments to be corrected upon discovery of the facts, and shall pay, or authorize others to pay, the Participant or his Beneficiary any underpayment, in cash in a lump sum, or to recoup, or authorize others to recoup, any overpayment from future payments to the Participant or his Beneficiary in such amounts as the Administrator shall direct, or to proceed, or authorize others to proceed, against the Participant or his Beneficiary for recovery of any such overpayment. Except as otherwise specifically provided herein, no interest shall be paid on the payment of any corrected amounts or on any late or estimated payments.

Section 12.14 - Adoption of Plan By Companies

The Companies adopting the Plan are identified on the signature page hereof. Any Company, with the approval of Hughes, adopt the Plan as to the whole Company or as to any one or more divisions effective as of the first day of any Plan Year or any other date by resolution of its own board of directors or applicable authorized person and may, notwithstanding any other provision of the Plan to the contrary but subject to the approval of Hughes, modify the definitions of Compensation and Eligible Employee with respect to past service of some or all employees of such adopting Company or to determine to credit (or not to credit) Anniversary Date, Continuous Service or Year of Service under this Plan, subject to the approval of Hughes and upon such terms and limitations as Hughes determines and as evidenced by any Exhibits attached hereto.

Section 12.15 - Governing Law

The Plan and Trust shall be interpreted, administered and enforced in accordance with the Code and ERISA, and the rights of Participants, former Participants, Beneficiaries and all other persons shall be determined in accordance therewith; provided, however, that, to the extent that state law is applicable, the laws of the State of California shall apply.

Section 12.16 - Pronouns

The masculine pronoun shall include the feminine pronoun and the singular shall include the plural where the context so indicates.

Section 12.17 - Effect of Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan or Trust Agreement.

Executed at Los Angeles, California, this 6 day of NOVEMBER, 2002.

HUGHES ELECTRONICS CORPORATION

By	/s/ Jack A. Shaw
Jack A. Shaw,
Chief Executive Officer

By	/s/ Michael J. Gaines
Michael J. Gaines, Corporate Vice President and Chief Financial Officer

APPROVED:

By	/s/ John J. Higgins
John J. Higgins Acting General Counsel

EXHIBIT A

TO

HUGHES

NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

Effective September 1, 2002, Companies which have adopted this Plan are listed below:

DIRECTV, Inc.

DIRECTV Customer Services, Inc.

DIRECTV Enterprises, LLC

DIRECTV Operations, LLC

Hughes Electronics Corporation

Hughes Electronics International Systems Corporation

Hughes Investment Management Company

Hughes Global Services, Inc.

Hughes Network Systems, Inc.

FIRST AMENDMENT TO

HUGHES NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

This First Amendment to Hughes Non-bargaining Employees Thrift and Savings Plan is executed by HUGHES ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter “Company”). This First Amendment, together with the Plan executed on the 6th day of November 2002, constitute the entire Plan. Except as otherwise provided, the effective date of this First Amendment is April 1, 2003.

1. Sections 5.03(b) and (c) shall be deleted in its entirety and the following substituted in its place:

(b) Except as provided in paragraph (c), the portion of his Account which is not Vested shall be forfeited:

(i) for a Participant whose Separation from the Service is processed by the Administrator prior to March 1, 1997, as of the Valuation Date coinciding with or next following the date of the Participant’s Separation from the Service;

(ii) for a Participant whose Separation from the Service is processed by the Administrator on or after March 1, 1997 and prior to June 1, 1998, as of the Valuation Date coinciding with or next following the date the Participant incurs five (5) consecutive Break in Service Years; and

(iii) for a Participant whose Separation from the Service is processed by the Administrator on or after June 1, 1998,

a. for a Participant who is not vested and who, as a result, is deemed to have received a cash out of his distribution on his Separation from the Service, and for a partially Vested Participant who voluntarily or involuntarily receives a distribution as of the Valuation Date coinciding with or next following the latest of April 1, 2003, the date of the Participant’s Separation from the Service or the receipt of a Participant Direction electing the commencement of the distribution of his Vested Account; and

b. for a Participant who is partially Vested and who does not elect to receive a distribution of his Vested Benefit before incurring five (5) consecutive Break in Service Years, as of the Valuation Date coinciding with or next following the date the Participant incurs five (5) consecutive Break in Service Years.

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(c) The Dollar Balance of the portion of his Account which is forfeited shall be restored, if:

(i) for Plan Years prior to December 1, 1989, the Participant is an Employee on the last day of any of the five (5) consecutive Plan Years beginning with the year in which such Separation from the Service occurred, and

(ii) for Plan Years beginning on or after December 1, 1989 and prior to April 1, 2003, the Participant is reemployed prior to incurring five (5) consecutive Break in Service Years; and

(iii) effective on and after April 1, 2003, the Participant is reemployed prior to incurring five (5) consecutive Break in Service Years;

provided, however, with respect to a Participant described in paragraphs (i) or (ii), upon resuming employment with the Company, no repayment of the amounts distributed shall be permitted or required; and with respect to a Participant described paragraph (iii), the Participant repays to the Plan the full amount of the distribution prior to five (5) years following the first date on which the Participant resumes employment with the Company.

Executed at Los Angeles, California, this 21st day of March, 2003.

HUGHES ELECTRONICS CORPORATION

By	/s/ Jack A. Shaw
Jack A. Shaw,
President and Chief Executive Officer

By	/s/ Michael J. Gaines
Michael J. Gaines, Corporate Vice President and Chief Financial Officer

APPROVED:

By	/s/ Larry D. Hunter
Larry D. Hunter
Corporate Senior Vice-President and General Counsel

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SECOND AMENDMENT TO

HUGHES NON-BARGAINING EMPLOYEES THRIFT AND SAVINGS PLAN

This Second Amendment to Hughes Non-bargaining Employees Thrift and Savings Plan is executed by HUGHES ELECTRONICS CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter “Company”). This Second Amendment, together with the Plan executed on the 6th day of November 2002 and the First Amendment executed on the 21st day of March, 2003, constitute the entire Plan. Except as otherwise provided, the effective date of this Second Amendment is April 1, 2003.

1. Section 1.15(b) shall be deleted in its entirety and the following substituted in its place:

(b) “Compensation” as used in Sections 3.04 and 11.03 shall mean:

(i) a Participant’s wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Company (including, but not limited to, Elective Deferrals, any amount contributed or deferred by the employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Sections 125, 403(b) or 457 of the Code, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses, and effective for limitation years beginning January 1, 1998, compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the employee by reason of section 132(f)(4) of the Code);

(ii) in the case of a Participant who is an employee within the meaning of Section 401(c)(1) of the Code and the regulations thereunder, the Participant’s earned income (as described in Section 401(c)(2) of the Code and the regulations thereunder);

(iii) for purposes of subdivision (i) of this subparagraph, earned income from sources outside the United States (as defined in Section 911(b) of the Code), whether or not excludable from gross income under Section 911 of the Code or deductible under Section 913 of the Code;

(iv) amounts described in Sections 104(a)(3), 105(a) and 105(h) of the Code, but only to the extent that these amounts are includable in the gross income of the Employee;

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(v) amounts described in Section 105(d) of the Code, whether or not these amounts are excludable from the gross income of the Employee under that section;

(vi) amounts paid or reimbursed by the employer for moving expenses incurred by an Employee, but only to the extent that these amounts are not deductible by the Employee under Section 217 of the Code;

(vii) the value of a non-qualified stock option granted to an Employee by the employer, but only to the extent that the value of the option is includable in the gross income of the Employee for the taxable year in which granted;

(viii) the amount includable in the gross income of an Employee upon making the election described in Section 83(b) of the Code;

and provided further that:

2. Sections 1.37 through 1.57 shall be renumbered as Section 1.38 through 1.58, respectively, and a new Section 1.37 shall be added to read as follows:

Section 1.37 Leased Employee

“Leased Employee” shall mean any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other person (“leasing organization”), has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the Company shall be treated as provided by the Company.

A leased employee shall not be considered an Employee of the Company if: (i) such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 402(e)(3), Section 402(h), or Section 403(b), (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20% of the Company’s nonhighly compensated workforce.

3. Section 2.07(c)(x) shall be deleted in its entirety and the following substituted in its place:

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(x) “Highly Compensated Employee” means an Employee described in Section 414(q) of the Code. A highly compensated active Employee includes any Employee who performs service for the Company during the determination year and who, during the look-back year: (i) received Compensation from the Company in excess of $80,000 (as adjusted pursuant to Section 415(d) of the Code; (ii) were Employees who are 5% owners at any time during the look back year or determination year.

For this purpose, the determination year shall be the Plan Year. The look-back year shall be the calendar year that ends within the determination year (or, in the case of a determination year that is shorter than twelve (12) months, the calendar year ending with or within the 12-month period ending with the end of the applicable determination year).

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder. For purposes of determining whether an Employee is a Highly Compensated Employee, effective December 1, 1998, compensation shall mean as defined by Section 415(c)(3) of the Code without regard to Sections 125, 132(f)(4), 402(g)(3) or 457 of the Code.

4. Section 2.08(b) shall be deleted in its entirety and the following substituted in its place:

(b) The reduction of Elective Deferrals under paragraphs (a)(i):

(i) shall occur by first determining the amount of excess Elective Deferrals for a Highly Compensated Employee for a Plan Year. That excess is the amount (if any) by which the Employee’s Deferrals must be reduced for the Participant’s Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. The highest permitted Actual Deferral Percentage under a Plan, is determined as follows:

a. the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Participant’s Actual Deferral Percentage to equal the percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage;

b. if a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage Test, only this lesser reduction may be made; and

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c. the process in paragraphs a. and b. must be repeated until the cash or deferred arrangement satisfies the requirements of Section 2.07(a); and

(ii) after determining the amount in paragraph (i), effective January 1, 1997, the Administrator shall reduce the amount of Elective Deferrals, at such time and in such manner as may be determined in the sole discretion of the Administrator, as follows:

a. the Elective Deferrals of the Highly Compensated Employee with the highest Elective Deferrals is reduced by the amount required to cause the Participant’s Elective Deferrals to equal the Elective Deferrals of the Highly Compensated Employee with the next highest amount of Elective Deferrals;

b. if a lesser reduction would enable the arrangement to equal the amount of the Excess Elective Deferrals determined in paragraph (i), only this lesser reduction may be made; and

c. the process in paragraphs a. and b. must be repeated until the amount of excess determined under paragraph (i);

The Excess Elective Deferrals shall be returned to the applicable Participant as cash compensation and shall be subject to all federal taxes and other taxes and deductions which would otherwise apply to the Participant’s Compensation; or subject to the approval of the Administrator and to the extent provided in regulations issued by the Secretary of the Treasury, the Participant may elect to recharacterize the Excess Elective Deferral as an amount distributed to the Participant and contributed by the Participant to the Plan as after-tax contributions made after May 2, 1987, under Section 2.01(a)(ii); but any recharacterized amounts shall be subject to the same distribution restrictions as an Elective Deferral under Section 2.0l(b);

(iii) the income allocable to the Excess Elective Deferrals shall include the income for the Plan Year for which the Excess Elective Deferrals were made (but not the income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by either multiplying income allocable to the Participant’s Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Elective Deferrals on behalf of the Participant for the preceding Plan Year and the denominator of which is the amount of the Participant’s Account attributable to Elective Deferrals on the last day of the preceding Plan Year, or by any other reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iv) the Excess Elective Deferrals which would otherwise be distributed to the Participant shall be adjusted for income; shall be reduced, in accordance with

4

regulations, by the amount of Excess Elective Deferrals distributed to the Participant; and shall, if there is a loss allocable to the Excess Elective Deferrals, in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Elective Deferrals for the Plan Year.

5. Section 2.10(b) shall be deleted in its entirety and the following substituted in its place:

(b) The reduction of Excess Aggregate Contributions under paragraph (a)(i):

(i) shall occur by first determining the amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year. That excess is the amount (if any) by which the Employee’s Matching Contributions and Employee Contributions must be reduced for the Participant’s Actual Contribution Percentage to equal the highest permitted Actual Contribution Percentage under the Plan. The highest permitted Actual Contribution Percentage under a Plan, is determined as follows:

a. the Actual Contribution Percentage of the Highly Compensated Employee with the highest Actual Contribution Percentage is reduced by the amount required to cause the Participant’s Actual Contribution Percentage to equal the percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage;

b. if a lesser reduction would enable the arrangement to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made; and

c. the process in paragraphs a. and b. must be repeated until the cash or deferred arrangement satisfies the requirements of Section 2.07(a); and

(ii) shall occur, effective January 1, 1997, in order of the Highly Compensated Employees with the highest amount of Excess Aggregate Contributions at such time and in such manner as may be determined in the sole discretion of the Administrator, and shall continue until the Actual Contribution Percentage meets the requirements of Section 2.09 as provided by Section 401(m)(6)(C) of the Code; and

(iii) the income allocable to Excess Aggregate Contributions shall include the income for the Plan Year for which the Excess Aggregate Contributions were made (but not the income for the period between the end of the Plan Year and the date of distribution (or forfeiture)), and shall be determined at the discretion of the Administrator by either

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multiplying the income allocable to the Participant’s Employee Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the amount of the Participant’s Account attributable to Employee Contributions and Matching Contributions on the last day of the preceding Plan Year, or by any other reasonable method, provided that such method is used consistently for all Participants for that Plan Year; and

(iv) the Excess Aggregate Contributions to be distributed to a Participant shall be adjusted for income, and if there is a loss allocable to the Excess Aggregate

Contributions, the amount to be distributed shall in no event be less than the lesser of the Participant’s Account under the Plan or the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

(v) the Excess Aggregate Contributions attributable to Employee Contributions shall be distributed from the Participant’s Account, and the Excess Aggregate Contributions attributable to Matching Contributions shall be forfeited, in proportion to the Participant’s Employee Contributions and Matching Contributions for the Plan Year.

(vi) amounts forfeited by Highly Compensated Employees under paragraph (v) shall be used to reduce Company contributions, but in no event shall be allocated to the Account of any Highly Compensated Employee.

6. Effective for the limitation year commencing January 1, 2000, Section 11.03 shall be deleted in its entirety and the following substituted in its place:

Section 11.03 - Top Heavy Provisions

If the Plan is a Top Heavy Plan for any Plan Year, then with respect to such Plan Year and all subsequent Plan Years, the following provisions shall apply:

(a) Each Participant who has completed three (3) or more Years of Service with the Company shall be fully Vested in his Account.

(b) A Participant who is not a Key Employee shall accrue a minimum Company contribution equal to the lesser of 3% of the Participant’s Compensation or the highest percentage of Compensation at which contributions are allocated or required to be allocated under the Plan for any Key Employee. Non-Key Employees who have become Participants but who subsequently fail

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to complete one thousand (1,000) hours of service for a Plan Year must receive the minimum benefit. A Non-Key Employee may not fail to receive the minimum benefit because of a failure to authorize a deduction from Compensation under Section 2.01(b). Elective Deferrals made under Section 2.01 by any Key Employees are taken into account in determining the required minimum contribution hereunder, but Elective Deferrals by Non-Key Employees are not counted as a Company contribution for purposes of determining whether the required Company contributions hereunder has been satisfied.

Executed at Los Angeles, California, this 10th day of JUNE, 2003.

HUGHES ELECTRONICS CORPORATION

By	/s/ Jack A. Shaw
Jack A. Shaw,
President and Chief Executive Officer

By	/s/ Michael J. Gaines
Michael J. Gaines,
Corporate Senior Vice President and
Chief Financial Officer

APPROVED:

By	/s/ Darry D. Hunter
Darry D. Hunter
Corporate Senior Vice President and General Counsel

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